Exhibit 4.1

Execution Version

BRISTOW GROUP INC.

AND THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

6.875% SENIOR SECURED NOTES DUE 2028

INDENTURE

Dated as of February 25, 2021

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

Execution Version

i

This INDENTURE, dated as of February 25, 2021 (this “Indenture”), is entered into among Bristow Group Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto and U.S. Bank National Association, a national banking association organized under the laws of the United States of America, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

The Company, the Guarantors and the Trustee hereby agree as follows for the benefit of each other and the Holders of the Company’s 6.875% Senior Secured Notes due 2028 (the “Notes”):

ARTICLE I.

MISCELLANEOUS

SECTION 1.01 Trust Indenture Act Not Applicable.

This Indenture shall not be subject to the TIA unless required by law and except as specifically provided herein.

SECTION 1.02 Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), electronic mail, facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company or any Guarantor:

Bristow Group Inc.

3151 Briarpark Drive

Suite 700

Houston, Texas 77042

Attn: General Counsel

Email: notices@bristowgroup.com

Facsimile: (713) 267-7620

If to the Trustee:

U.S. Bank National Association

CityPlace I

185 Asylum Street, 27th Floor

Hartford, CT 06103

Attn: Global Corporate Trust

Email: laurel.casasanta@usbank.com

Telephone: (860) 241-6822

If to the Collateral Agent:

U.S. Bank National Association

CityPlace I

185 Asylum Street, 27th Floor

Hartford, CT 06103

Attn: Global Corporate Trust

Email: laurel.casasanta@usbank.com

Telephone: (860) 241-6822

The Company, any Guarantor, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; upon confirmation of receipt, if sent by electronic mail; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Any executed communication sent to the Trustee must be in the form of a document that is signed manually or by way of a digital signature provided by a digital signature provider specified in writing to the Trustee by an Officer of the Company. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee, the Collateral Agent, the Company or a Guarantor by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Notwithstanding the foregoing, notices in respect of Global Notes shall be given in accordance with the Applicable Procedures of the Depositary.

SECTION 1.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 1.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or a Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall, if requested by the Trustee, furnish to the Trustee at the expense of the Company or such Guarantor, as the case may be:

(a) an Officer’s Certificate (which shall include the statements set forth in Section 1.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 1.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 1.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 1.07 Legal Holidays.

If a payment date is not a Business Day, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 1.08 No Recourse Against Others.

No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 1.09 Governing Law.

THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 1.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 1.11 Successors.

All agreements of the Company and each of the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 1.12 Severability.

In case any provision in this Indenture or in the Notes or in any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 1.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 1.14 Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE II.

DEFINITIONS

SECTION 2.01 Definitions.

“ABL Facility” means that certain asset-backed revolving credit facility pursuant to that certain ABL Facilities Agreement, dated April 17, 2018, by and among Bristow Norway AS and Bristow Helicopters Limited, as borrowers, Barclays Bank PLC, as agent and security agent, and the lenders party thereto, as amended, supplemented or otherwise modified prior to the Issue Date.

“Act of Parity Lien Debtholders” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Additional Assets” means:

(1) any aircraft or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in a Permitted Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Notes” means the 6.875% Senior Secured Notes due 2028 issued from time to time after the Issue Date under the terms of this Indenture in accordance with Sections 3.03, 3.14, 5.09 and 5.12 hereof, as part of the same series as the Initial Notes.

“Additional Secured Debt Designation” means the written agreement of the holders of any Series of Parity Lien Debt or their Parity Lien Representative, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of all holders of each existing and future Series of Parity Lien Debt, the Collateral Agent, and each existing and future holder of Parity Liens:

(1) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Agent for the benefit of all holders of Parity Lien Obligations equally and ratably; and

(2) appointing the Collateral Agent and consenting to the performance by the Collateral Agent of, and consenting to and directing the Collateral Agent to perform its obligations under the Collateral Agency Agreement or applicable Security Documents, as applicable, together with all such powers as are reasonably incidental thereto.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aircraft Collateral Value Ratio” means, as of any date of determination, the ratio of (x) the fair market value of Pledged Aircraft and Aircraft-Related Collateral related to such Pledged Aircraft that are subject to a perfected first priority Lien (subject to Permitted Collateral Liens) in favor of the Collateral Agent, to (y) the aggregate principal amount of all Parity Lien Debt then outstanding. For purposes of the foregoing, the “fair market value” of Pledged Aircraft and Aircraft-Related Collateral related to such Pledged Aircraft shall be (i) the aggregate value determined in the most recent “desktop appraisal” performed by a nationally recognized aircraft valuation firm (which shall include, without limitation, Helivalue$, Inc. and Ascend by Cirium) selected by the Company and prepared not more than one year prior to the date of determination plus (ii) the purchase price (or allocated purchase price, as evidenced by an Officer’s Certificate delivered to the Collateral Agent) of any Pledged Aircraft acquired by the Company or any Guarantor since the date of such “desktop appraisal”; provided that with respect to any Pledged Aircraft for which a “desktop appraisal” is not generally available (after the Company’s commercially reasonable efforts to obtain), “fair market value” shall be deemed to be the net book value of such Pledged Aircraft and Aircraft-Related Collateral related to such Pledged Aircraft.

“Aircraft-Related Collateral” means (i) all Engines, rotor blades, rotor blade components, auxiliary power units (as applicable), and other equipment, avionics, appurtenances, and accessions attached to, installed on or associated with the Pledged Aircraft from time to time and any substitutions therefor; (ii) all general intangibles, insurance and restitution proceeds, warranties, leases, maintenance contracts, charters, revenues, rents, and receivables, whether arising under intercompany leases or third party leases, charters, or contracts, in each case as related to the Pledged Aircraft and except to the extent constituting Excluded Assets; (iii) all sales proceeds and other proceeds relating to Pledged Aircraft, except to the extent constituting Excluded Aircraft-Related Collateral; (iv) all logs, manuals, certificates, data, inspection, modification, maintenance, engineering, technical, and overhaul records relating to the Pledged Aircraft or their Engines, rotor blades, rotor blade components, auxiliary power units (if applicable), avionics, appurtenances, accessions, equipment and parts, and (v) Company Additions under clause (i) of the definition thereof relating to Pledged Aircraft.

“Aircraft Substitution” means the exchange of one or more Pledged Aircraft and Aircraft-Related Collateral related thereto for one or more Eligible Aircraft and Aircraft-Related Collateral related thereto; provided that, (i) in each case, the Substitution Closing Conditions shall have been satisfied with respect to such Eligible Aircraft and Aircraft-Related Collateral related thereto on or prior to the date on which the Aircraft Substitution occurs as if such Eligible Aircraft were a Pledged Aircraft on the Issue Date or the Applicable Post-Closing Aircraft Liens Perfection Date of the Pledged Aircraft being replaced, as applicable; and (ii) the Company shall have given the Collateral Agent not less than three days (or such shorter period as the Collateral Agent may agree) prior written notice before an Aircraft Substitution shall be effective.

“Agent” means any Registrar or Paying Agent.

“Applicable Post-Closing Aircraft Liens Perfection Date” means the date that the Collateral Agent’s Liens on a particular Pledged Aircraft were perfected under the terms of the Security Documents within the time period commencing on the Issue Date and ending on the Post-Closing Aircraft Liens Perfection Date or, with respect to any other aircraft that becomes Pledged Aircraft in accordance with the terms of this Indenture, the date that the Collateral Agent’s Liens on such Pledged Aircraft were perfected.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of:

(1) 1.00% of the principal amount of such Note; and

(2) the excess of:

(A) the present value at such redemption date of (i) the redemption price of such Note on March 1, 2024 (such redemption price being described in the table in Section 4.08(a), exclusive of any accrued and unpaid interest and Additional Amounts, if any) plus (ii) all required remaining scheduled interest payments due on such Note through March 1, 2024 (but excluding accrued and unpaid interest and Additional Amounts, if any, to but excluding the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(B) the principal amount of such Note on such redemption date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (a “disposition”) of any properties or assets (including, without limitation, by way of a Sale/Leaseback Transaction), excluding dispositions in the ordinary course of business; provided that the disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries (on a consolidated basis) will not be an “Asset Sale” and will be governed by Section 6.01 and not Section 5.10; and

(2) the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Company or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiary (other than, in each case, the issuance of directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary or Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 5.09), whether, in the case of clause (1) or (2), in a single transaction or a series of related transactions; provided that such transaction or series of related transactions involves properties or assets having a Fair Market Value in excess of $25.0 million.

Notwithstanding the preceding, the following transactions will be deemed not to be Asset Sales:

(a) a disposition of damaged, obsolete or excess equipment or other properties or assets;

(b) a disposition of properties or assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(c) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(d) a disposition of cash or Cash Equivalents, hedging contracts or other financial instruments;

(e) a disposition of properties or assets that constitutes a Restricted Payment that is permitted by this Indenture or a Permitted Investment;

(f) a disposition of properties or assets in the ordinary course of business by the Company or any of its Restricted Subsidiaries to a Person that is an Affiliate of the Company or such Restricted Subsidiary and is engaged in providing helicopter transportation services to the oil and gas industry or helicopter search and rescue services (or a business that is reasonably complementary, ancillary or related to the foregoing), which Person is an Affiliate solely because the Company or such Restricted Subsidiary has an Investment in such Person; provided that such transaction complies with Section 5.11;

(g) any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than their Fair Market Value at the time the right to acquire such properties or assets occurs;

(h) any trade or exchange by the Company or any Restricted Subsidiary of equipment or other properties or assets for equipment or other properties or assets owned or held by another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary; provided, further, that any cash or Cash Equivalents received must be applied in accordance with Section 5.10;

(i) a disposition of inventory, accounts receivables or other current assets in the ordinary course of business or in connection with the compromise, settlement or collection thereof in bankruptcy or similar proceedings;

(j) the creation or perfection of a Lien permitted under this Indenture, and any disposition of assets resulting from the enforcement or foreclosure of any Permitted Lien;

(k) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims;

(l) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole;

(m) any sale or other disposition of Equity Interests in, or Indebtedness of, an Unrestricted Subsidiary; and

(n) disposition of any assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are disposed of) made to obtain the approval of any applicable antitrust authority in connection with an acquisition or other Investment; provided that, with respect to any such acquisition or other Investment, the aggregate fair market value of the assets disposed of in reliance on this clause (n) shall not exceed 20% of the aggregate consideration paid by the Company and its Restricted Subsidiaries in respect of such acquisition or other Investment.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest set forth or implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“BALL” means Bristow Aircraft Leasing Limited, a private limited company incorporated in England.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Title 11 of the United States Code, as may be amended from time to time, or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to the Company, the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP in effect as of March 31, 2018, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but, in each case, excluding any debt securities convertible or exchangeable into such equity, whether or not such debt securities include any right of participation in such equity.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the government of the United States or any other country whose sovereign debt has a rating of at least A3 from Moody’s and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition;

(2) certificates of deposit, demand deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500.0 million (or the equivalent thereof in any other currency or currency unit);

(3) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings or investments, and, in each case, maturing within one year after the date of acquisition;

(6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $3.0 million (or the equivalent thereof in any other currency or currency unit) in the aggregate at any one time;

(7) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (1) through (5) of this definition; and

(8) in the case of any Subsidiary of the Company organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) of this definition.

“Change of Control” means any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company;

provided, however, that with respect to clauses (1) and (3) above, a transaction in which the Company becomes a direct or indirect wholly owned Subsidiary of another Person (other than a Person that is an individual) or directly or indirectly sells, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), to such Person or a direct or indirect wholly owned Subsidiary thereof shall not constitute a Change of Control if:

(A) the holders of the Voting Stock of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such Person immediately following the consummation of such transaction; and

(B) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.

“Change of Control Trigger Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, S.A. or any successor securities clearing agency.

“Collateral” means all property wherever located and whether now owned or at any time acquired after the Issue Date by the Company or any Guarantor as to which a Lien is granted, or is purported to be granted, under the Security Documents to secure the Notes or any Subsidiary Guarantee.

“Collateral Agent” means U.S. Bank National Association, the collateral agent for all holders of Parity Lien Obligations pursuant to the Collateral Agency Agreement, and any successor thereof.

“Collateral Agency Agreement” means the Collateral Agency Agreement dated as of the Issue Date among the Company, the Guarantors, the Trustee and the Collateral Agent, as it may be amended or supplemented from time to time.

“Collateral Disposition” means:

(1) the sale, lease, conveyance or other disposition (a “disposition”) of any Collateral (including, without limitation, by way of a Sale/Leaseback Transaction); provided that the disposition of all or substantially all of the Collateral in connection with the disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries (on a consolidated basis) will not be an “Collateral Disposition” and will be governed by Section 6.01 and not Section 5.10 hereof; and

(2) the issuance of Equity Interests by any Pledged Equity Subsidiary that, if issued to the Company or a Guarantor, would constitute Collateral, or the sale by the Company or any Guarantor of Equity Interests in any Pledged Equity Subsidiary owned by the Company or a Guarantor that constitute Collateral (other than, in each case, the issuance of directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, the following transactions will be deemed not to be Collateral Dispositions:

(a) a disposition of damaged, obsolete or excess equipment or other properties or assets;

(b) a disposition of properties or assets by the Company to a Guarantor or by a Restricted Subsidiary to the Company or a Guarantor;

(c) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or a Guarantor;

(d) a disposition of cash or Cash Equivalents, hedging contracts or other financial instruments;

(e) any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than their fair market value at the time the right to acquire such properties or assets occurs;

(f) any trade or exchange by the Company or any Restricted Subsidiary of equipment or other properties or assets for equipment or other properties or assets owned or held by another Person that is or will become upon acquisition Collateral of similar type; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary; provided, further, that any cash or Cash Equivalents received must be applied in accordance with Section 5.10 hereof;

(g) a disposition of inventory, accounts receivables or other current assets in the ordinary course of business or in connection with the compromise, settlement or collection thereof in bankruptcy or similar proceedings;

(h) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims;

(i) the creation or perfection of a Permitted Collateral Lien permitted under this Indenture, and any disposition of assets resulting from the enforcement or foreclosure of any Permitted Collateral Lien;

(j) any trade or exchange of an engine, rotor blade, part, or other equipment between the Company or any Restricted Subsidiary and a maintenance provider in the ordinary course of business; and

(k) any Company Additions removed from Pledged Aircraft.

“Commission” means the Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Additions” means in respect of a Pledged Aircraft or an Excluded Aircraft (i) additional accessories, parts, devices, or equipment, but only if such accessories, parts, devices, or equipment (A) are not required to be incorporated or installed in or attached to such aircraft (or its engine) pursuant to applicable requirements of the Federal Aviation Administration or other jurisdiction in which the related aircraft may be registered; and (B) will not impair the originally intended function or use of such aircraft (a clause (i) Company Addition, a “Company Aircraft Addition”); and (ii) the personal effects of any passenger (if owned by the Company or any Guarantor).

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period,

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale and gains from Asset Sales of aircraft in the ordinary course of business;

(2) Consolidated Income Taxes of such Person and its Restricted Subsidiaries;

(3) Consolidated Interest Expense of such Person and its Restricted Subsidiaries;

(4) depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries; and

(5) all other non-cash charges and non-cash write offs, including non-cash compensation expense and minority interest, of such Person and its Restricted Subsidiaries reducing Consolidated Net Income (excluding any such non-cash charge or write off to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1), (2), (3), (4) and (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four quarter reference period:

(1) any incurrence, assumption, guarantee, repayment, repurchase, defeasance, redemption or other acquisition by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings unless permanently repaid) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Calculation Date”);

(2) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, including through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date; and

(3) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X as in effect from time to time;

provided, further, however, that (A) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded and (B) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a chief financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the U.S. Securities and Exchange Commission). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term as of the Calculation Date in excess of 12 months).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period net of any interest income of the Company and its Subsidiaries whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit securing financial obligations or bankers’ acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of debt issuance costs and the cumulative effect of any change in accounting principles or policies); and

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period,

in each case, to the extent deducted in calculating Consolidated Net Income.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or its Restricted Subsidiaries;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) unrealized losses and gains with respect to Hedging Obligations shall be excluded;

(5) any charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

(6) any fees, expenses or charges related to the offering of the Notes and other financings will be excluded;

(7) non-cash gains and losses due solely to fluctuations in currency values and the related tax effect shall be excluded;

(8) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards shall be excluded;

(9) extraordinary, non-recurring or unusual gains or losses (other than gains and losses from the sale of assets in the ordinary course of business and consistent with past practice) shall be excluded; and

(10) the effects of adjustments to the Company’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated transaction or the amortization or write of any amounts thereof shall be excluded.

“Consolidated Net Tangible Assets,” as of any date of determination, means the consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP, less the sum of:

(1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and

(2) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the office of the Trustee located at 185 Asylum Street, 27th Floor, Hartford, CT 06103, Attention: Corporate Trust Services, and as may be located at such other address as the Trustee may give notice to the Company.

“Credit Facility” means one or more debt facilities, commercial paper facilities or Debt Issuances, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders), letters of credit or other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt Issuance” means, with respect to the Company or any of its Restricted Subsidiaries, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 3.03 hereof as the initial Depositary, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:

(1) matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or other Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the issuer thereof); or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the date that is 91 days after the date on which the Notes mature;

provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, (i) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a

Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with Section 5.10 or 5.15, as the case may be, and (ii) Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means a Restricted Subsidiary other than a Foreign Subsidiary.

“Domestic Wholly Owned Restricted Subsidiary” means a Wholly Owned Restricted Subsidiary other than a Foreign Subsidiary.

“Eligible Aircraft” means any one or more aircraft (“substitution aircraft”) (i) which has (or jointly have) a fair market value (as defined in the definition of Aircraft Collateral Value Ratio, and including any Aircraft-Related Collateral related thereto) equal to or greater than the fair market value (as defined in the definition of Aircraft Collateral Value Ratio) of one or more Pledged Aircraft and Aircraft-Related Collateral related thereto being replaced by the substitution aircraft; and (ii) which substitution aircraft is (or are) registered (A) in any Issue Date Jurisdiction, or (B) in any jurisdiction in which the substitution aircraft is stored or maintained or in which the Company or any Restricted Subsidiary is required to perform helicopter transportation services for customers, the performance of services or location of storage or maintenance in which would not invalidate the Company’s required insurance coverage.

“Engine” at any date of determination, with respect to any Pledged Aircraft, shall have the meaning given to such term in the applicable aircraft security agreement or supplement thereto that constitutes a Security Document as of such date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, whether or not such debt securities include any right of participation in such equity).

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Aircraft” means (i) all fixed-wing aircraft, (ii) all U.K. SAR Aircraft on the Issue Date, (iii) aircraft used in the performance of search and rescue services under one or more governmental contracts and (iv) aircraft acquired after the Issue Date.

“Excluded Aircraft-Related Collateral” means (i) all engines, rotor blades, rotor blade components, auxiliary power units (as applicable), and other equipment, avionics, appurtenances, and accessions attached to or installed on the Excluded Aircraft from time to time and any substitutions therefor; (ii) all general intangibles (including in respect of contracts for purchase or construction), insurance and restitution proceeds, warranties, leases, maintenance contracts, charters, revenues, rents, and receivables, whether arising under intercompany leases or third party leases, charters, or contracts, in each case as related to the Excluded Aircraft; (iii) all sales proceeds and other proceeds relating to Excluded Aircraft; (iv) all amounts payable in consequence of a claim under the Company’s or other Guarantor’s liability insurance paid to third parties whether relating to Excluded Aircraft or Pledged Aircraft; (v) all warranties relating to Excluded Aircraft or Pledged Aircraft assigned or required to have been assigned to any maintenance provider or superseded by a maintenance contract; (vi) all relinquished engines, rotorblades, parts, avionics, appurtenances, accessions, and equipment removed from Pledged Aircraft or Excluded Aircraft and returned to a maintenance provider; (vii) all logs, manuals, certificates, data, inspection, modification, maintenance, engineering, technical, and overhaul records relating to the Excluded Aircraft or their engines, rotor blades, rotor blade components, auxiliary power units (if applicable), avionics, appurtenances, accessions, equipment and parts, and (viii) Company Additions relating to Excluded Aircraft and Company Additions under clause (ii) of the definition thereof relating to Pledged Aircraft.

“Excluded Assets” means the following (unless or until such assets are expressly pledged to the Collateral Agent):

(1) Excluded Aircraft and the Excluded Aircraft-Related Collateral;

(2) all assets of any Excluded Subsidiary or Immaterial Subsidiary;

(3) all Equity Interests of any foreign entity (other than a Foreign Subsidiary that is a Guarantor) if the Company reasonably determines that a Lien on such Equity Interests would result in material adverse tax consequences;

(4) all assets and Equity Interests of Unrestricted Subsidiaries or Subsidiaries that have no assets and do not conduct business activities;

(5) deposit accounts, securities accounts, commodities accounts, amounts, funds and financial assets deposited in or credited to the foregoing, all book debts, accounts receivable and other assets and property of the type pledged to secure the ABL Facility as in effect on the Issue Date, and proceeds and products of, and rights associated with, each of the foregoing;

(6) any lease, license, contract, agreement, asset or other general intangible, or any right title or interest thereunder, in each case permitted under this Indenture, to the extent that a grant of a security interest therein (i) would violate applicable law or (ii) would violate or invalidate such lease, license, contract, agreement, asset or other general intangible or create a right of termination in favor of any other party thereto (other than the Company or a Restricted Subsidiary) or requires a consent not obtained of any Governmental Authority or another Person (other than the Company or a Subsidiary of the Company) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code (if the Uniform Commercial Code is applicable thereto) or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code (if the Uniform Commercial Code is applicable thereto) or other applicable law notwithstanding such prohibition;

(7) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed);

(8) any assets or property secured by Liens incurred pursuant to clause (3), (4), (11) or clause (12) (to the extent relating to Indebtedness secured by Liens referred to in clause (3), (4) or (11) of the definition of Permitted Liens) of the definition of Permitted Liens (but only so long as such Liens are in place);

(9) all real property, whether fee owned or leasehold;

(10) motor vehicles and other assets subject to certificates of title (excluding Pledged Aircraft and Aircraft-Related Collateral); and

(11) the Equity Interests in Cougar Helicopters Inc. owned by Bristow Canada Holdings Inc. and the 0.10% general partner Equity Interest in BL Scotia LP owned by Bristow U.S. LLC;

provided that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets that would otherwise constitute Collateral (unless such proceeds products, substitutions or replacements constitute Excluded Assets).

“Excluded Subsidiary” means:

(1) any Restricted Subsidiary with respect to which the provision of a Subsidiary Guarantee by such Restricted Subsidiary: (i) would be prohibited or restricted by any applicable Governmental Authority, applicable law or regulation or analogous restriction or contract (including (1) any requirement to obtain the consent, approval, license or authorization of any Governmental Authority or third party, unless such consent, approval, license or authorization has been received and (2) any restriction or requirement contained in any organizational documents to comply with local jurisdictional requirements or customs); (ii) would result in material adverse tax consequences as reasonably determined by the Company; or (iii) would result in a risk to the officers or directors (or equivalent) of such Restricted Subsidiary of personal, civil or criminal liability;

(2) any Restricted Subsidiary acquired with pre-existing Indebtedness (to the extent not created in contemplation of such acquisition) and the terms of which prohibit the provision of a Subsidiary Guarantee by such Restricted Subsidiary;

(3) any Restricted Subsidiary for which general statutory limitations, financial assistance, fiduciary duties, corporate benefit, fraudulent preference, illegality, criminal or personal liability, capital maintenance rules and analogous principles may restrict such Restricted Subsidiary from providing a Subsidiary Guarantee or granting Liens on its assets or may require that any Subsidiary Guarantee of and/or Liens securing the Notes be limited to a certain amount.

To the extent that any such limitations, rules and/or principles referred to above require that the Subsidiary Guarantee provided and/or the security or other Liens granted by such Restricted Subsidiary be limited in amount or otherwise in order to make the provision of such Subsidiary Guarantee or the grant of such security or other Liens legal, valid, binding or enforceable or to avoid the relevant Restricted Subsidiary from breaching any applicable law or otherwise in order to avoid personal, civil or criminal liability of the officers or directors (or equivalent) of the Company or any Guarantor, the limit shall be no more than the minimum limit required by those limitations, rules or principles;

(4) each of (i) Bristow (UK) LLP, (ii) Bristow Aviation Holdings Limited, (iii) Bristow International Panama S. de RL, (iv) Bristow Taxi Aereo S/A, (v) BL Scotia LP and (vi) BL Holdings II CV;

(5) any Specified Aircraft SPV; and

(6) any Subsidiary that the Company has designated as of the Issue Date as to be liquidated or dissolved.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

“Fair Market Value” means the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company (unless otherwise provided in this Indenture).

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary.

“Foreign Wholly Owned Restricted Subsidiary” means a Wholly Owned Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Global Notes” means and includes each Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in the Global Note” attached thereto, issued in accordance with Sections 3.01 and 3.06 hereof.

“Global Note Legend” means the legend set forth in Section 3.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit or depository receipts issued by a bank or trust company as custodian with respect to any such obligations or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly. For the purpose of all computations made under this Indenture, the amount of a Guarantee in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of such Guarantee. “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing.

“Guarantor” means any Subsidiary of the Company that executes this Indenture as a Guarantor on the Issue Date and any other Subsidiary that provides a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements designed to protect such Person against fluctuations in interest rates, or to otherwise reduce the cost of borrowing, with respect to Indebtedness incurred;

(2) foreign exchange contracts and currency protection agreements designed to protect such Person against fluctuations in currency exchanges rates;

(3) any commodity futures contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement designed to protect such Person against fluctuations in the price of commodities; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Holder” as applied to any Note (but excluding the term “beneficial holder”) shall mean any Person in whose name at the time a particular Note is registered.

“Immaterial Subsidiary” means, as of any date of determination, a Restricted Subsidiary whose total assets or revenues (on a consolidated basis with its Subsidiaries and after eliminating intercompany obligations) at the last day of the most recently completed fiscal quarter for which internal financial statements are available were less than 2.5% of the total assets and revenue, as applicable, and together with all other Immaterial Subsidiaries, is then than 10.0% of total assets and revenue, as applicable the Company and the Restricted Subsidiaries on a consolidated basis at such date, in each case determined in accordance with GAAP; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if such Restricted Subsidiary, directly or indirectly, Guarantees or otherwise provides direct credit support for any Indebtedness for borrowed money of the Company.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of indebtedness of such Person for borrowed money;

(2) the principal in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and accrued expenses), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5) Capital Lease Obligations and all Attributable Indebtedness of such Person;

(6) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of:

(A) the Fair Market Value of such asset at such date of determination; and

(B) the amount of such Indebtedness of such other Persons;

(7) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), if and to the extent any of the preceding items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to properties or assets of such Person or a Restricted Subsidiary of such Person, and then such Indebtedness shall be included in an amount not to exceed the lesser of (x) the net assets of the General Partner and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the properties or assets of such Person or a Restricted Subsidiary of such Person.

Furthermore, notwithstanding the foregoing, the following shall not constitute or be deemed “Indebtedness”:

(1) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(2) taxes, assessments or other similar governmental charges or claims; and

(3) any repayment, redemption, repurchase or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment, redemption, repurchase or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Initial Notes” means the $400.0 million principal amount of Notes issued on the Issue Date and any Notes issued in exchange therefor.

“International Registry” means the International Registry of Mobile Assets maintained under the Cape Town Convention and the Aircraft Protocol adopted on November 16, 2001, at Cape Town, South Africa or their successors for the recordation of interests therein.

“Investment Grade Rating” means:

(1) a Moody’s rating of Baa3 or higher and an S&P rating of at least BB+; or

(2) a Moody’s rating of Ba1 or higher and an S&P rating of at least BBB-;

provided, however, that if (a) either Moody’s or S&P changes its rating system, such ratings will be the equivalent ratings after such changes or (b) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, the references above to S&P or Moody’s or both, as the case may be, shall be to a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, and the references to the ratings categories above shall be to the corresponding rating categories of such rating agency or rating agencies, as the case may be.

“Investment Grade Rating Event” means the first day on which the Notes are assigned an Investment Grade Rating.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute investments:

(1) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business;

(2) Hedging Obligations entered into in the ordinary course of business and not for speculation; and

(3) endorsements of negotiable instruments and documents in the ordinary course of business.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 5.07. The amount of an Investment (other than cash) shall be the Fair Market Value thereof on the date such Investment is made. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

For the avoidance of doubt, the outstanding amount of any Investment shall be reduced by any returns on such Investments received by the Company or any Restricted Subsidiary.

“Issue Date” means the date on which Notes are first issued under this Indenture.

“Issue Date Jurisdiction” means each of the United States, the United Kingdom, Norway, Brazil, Canada, Trinidad and Tobago, Nigeria, India and Mexico.

“lease” means, in respect of any aircraft, any one or more of a lease, sublease, sub-sublease, sub-sub-sublease, and any additional similar types of agreements in a series relating to any one or more aircraft, as context may require; and the term “leasing” will have a meaning correlative to the foregoing; and the terms “lessor” or “lessee” will refer to any party to the foregoing, as applicable.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, international interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

“Limited Condition Acquisition” means any acquisition or any other Investment, including by way of merger, amalgamation or consolidation, by the Company and/or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“LMWL” means Leonardo MW Ltd., a company incorporated in England and Wales.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are:

(1) traded on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Exchange; and

(2) issued by a corporation or limited partnership having a total equity market capitalization of not less than $250.0 million; provided that the excess of (a) the aggregate amount of securities of any one such corporation or limited partnership held by the Company and any Restricted Subsidiary over (b) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however.

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication):

(1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording taxes and fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any severance costs and relocation expenses incurred as a result of such Asset Sale;

(2) taxes paid or estimated to be payable as a result of the Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) other than with respect to Collateral Dispositions, amounts required to be applied to the repayment, redemption, repurchase or other acquisition of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

(4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets, for indemnification obligations of the Company or any of its Restricted Subsidiaries in connection with such Asset Sale or for other liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Short” means, with respect to a Holder of Notes or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument) that would constitute Indebtedness or (b) is directly or indirectly liable as a guarantor or otherwise, except, in each case, Customary Recourse Exceptions and/or the pledge of (or a guarantee limited in recourse solely to) the Equity Interests of the applicable Unrestricted Subsidiary; and

(2) as to which the Indebtedness thereunder has no recourse to the Company or any Restricted Subsidiary of the Company (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.

For purposes of determining compliance with Section 5.09, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined under Regulation S of the Securities Act.

“Note Documents” means this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Agency Agreement and the other Security Documents.

“Notes” means the Initial Notes and the Additional Notes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to Notes in global form appointed by the Depositary, and any successor thereto and shall initially be the Trustee.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Memorandum” means the confidential offering circular relating to the issuance of the Initial Notes dated February 8, 2021.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board of Directors, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any

Assistant Controller, the Secretary or any Assistant Secretary, or in the case of a limited liability company, any Manager, of a Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Parity Lien” means a Lien granted by the Company or any Guarantor in favor of the Collateral Agent pursuant to a Security Document, at any time, upon any property of the Company or any Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Notes issued on the Issue Date and Subsidiary Guarantees thereof; and

(2) any other Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company or any Guarantor that is (i) secured equally and ratably with the Notes or any other Parity Lien Debt by a Parity Lien, (ii) incurred under clauses (i)(C), (iv) or (viii) (insofar as such Indebtedness incurred under clause (viii) refunds, refinances, extends, replaces, renews or defeases Indebtedness incurred under clause (iv) of the definition of “Permitted Debt”) of the definition of “Permitted Debt” and (iii) permitted to be incurred and so secured under each applicable Parity Lien Document; provided that, in the case of any Indebtedness referred to in clause (2) of this definition:

(A) on or before the date on which such Indebtedness is incurred by the Company or any Guarantor, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Parity Lien Representative and the Collateral Agent, as “Parity Lien Debt” for the purposes of this Indenture and the Collateral Agency Agreement;

(B) the Parity Lien Representative of such Parity Lien Debt (other than Additional Notes) shall have executed and delivered an Additional Secured Debt Designation on behalf of itself and all holders of such Indebtedness; and

(C) all requirements set forth in the Collateral Agency Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (C) will be conclusively established if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1) in the case of the Notes, the Trustee; or

(2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Agency Agreement by executing a joinder in the form required under the Collateral Agency Agreement.

“Parity Lien Secured Party” means any Parity Lien Representative, the Collateral Agent and any holder of Parity Lien Obligations.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Performance References” means the Company or any one or more of the Guarantors.

“Permitted Business” means the business of providing helicopter or other aviation transportation services (including search and rescue services) (or a business that is reasonably complementary, incidental or related to the foregoing).

“Permitted Collateral Liens” means:

(1) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or Liens relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution and Liens related to salvage or similar rights of insurers under insurance policies maintained by the Company;

(2) Liens for taxes or assessments or governmental charges or levies (i) that are not yet delinquent, or which can thereafter be paid without penalty, in each case such that the Lien cannot be enforced or (ii) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP;

(3) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(4) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, leases, workers compensation obligations, performance bonds, insurance obligation or other obligations of a like nature incurred in the ordinary course of business;

(5) Liens incurred in the ordinary course of business of the Company and the Guarantors arising from aircraft leasing or chartering, which in each case were not incurred or created to secure the payment of Indebtedness or are precautionary; and

(6) (i) Liens (other than Liens described in clause (ii) below) created under maintenance contracts in favor of maintenance contract providers and (ii) Liens consisting of the maintenance contracts insofar as such contracts involve the interchange of engines, rotor blades, rotor components and parts and the arrangements thereunder to the extent such arrangements are deemed to constitute contracts of sale on the International Registry.

“Permitted Foreign Jurisdiction” means each of Ireland, the Netherlands and the United Kingdom.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the Section 5.10 or (b) a disposition of properties or assets that does not constitute an Asset Sale;

(5) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(6) Investments in any Person (a) in exchange for an issue or sale by the Company of its Equity Interests (other than Disqualified Stock) or (b) out of the net cash proceeds of an issue or sale by the Company of its Equity Interests (other than Disqualified Stock) so long as such Investment pursuant to clause (b) occurs within 120 days after the closing of such issuance or sale of Equity Interests; provided that in the case of clause (a), the Fair Market Value of such Investments and in the case of clause (b), such net cash proceeds will not increase the amount available for Restricted Payments under Section 5.07(a)(iv)(C);

(7) loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(8) Investments in a Person engaged principally in a Permitted Business; provided that the aggregate outstanding amount of such Investments shall not exceed the greater of (i) $50.0 million and (ii) 3.0% of Consolidated Net Tangible Assets, determined as of the date each such Investment is made;

(9) any Investments received (a) in compromise or resolution of, or upon satisfaction of judgments with respect to, (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (ii) litigation, arbitration or other disputes; or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(10) any guarantee of Indebtedness of the Company or a Restricted Subsidiary permitted to be incurred by Section 5.09;

(11) Investments that are in existence on the Issue Date, or made pursuant to legally binding written commitments in existence on the Issue Date, and any extension, modification or renewal thereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(12) Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 6.01 after the Issue Date, to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(13) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations, in each case of the Company or a Restricted Subsidiary that do not constitute Indebtedness, in each case entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(14) any performance Guarantee (other than of Indebtedness) made by the Company or any Restricted Subsidiary with respect to the performance by Bristow Helicopters Limited or another Restricted Subsidiary under any SAR Contract, and any other similar Investment necessary or desirable, in the good faith judgment of the Company, to preserve any SAR Contract; and

(15) other Investments in an aggregate outstanding amount not to exceed the greater of (i) $125.0 million and (ii) 7.0% of Consolidated Net Tangible Assets, determined as of the date each such Investment is made.

In determining whether an Investment is a Permitted Investment, the Company may allocate all or any portion of any Investment and later reallocate all or any portion of any Investment to one or more of the above clauses (1) through (15) and any of the provisions of Section 5.07.

“Permitted Liens” means:

(1) Liens securing Indebtedness incurred pursuant to clause (i) of the definition of “Permitted Debt”; provided that:

(A) any Liens securing Indebtedness incurred pursuant to clause (i)(A) or (i)(B) thereof shall be on property or assets not constituting Collateral; and

(B) any Liens securing Indebtedness incurred under clause (i)(C) thereof shall be secured by Parity Liens and subject to the Collateral Agency Agreement;

(2) Liens on property or assets not constituting Collateral in favor of the Company and its Restricted Subsidiaries and Liens on Collateral in favor of the Company or any Guarantor;

(3) Liens on any property, asset or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (or is merged with or into or is consolidated with the Company or any Restricted Subsidiary); provided that such Liens were not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary (or such merger or consolidation) and do not extend to any other property or asset owned by the Company or any of its Restricted Subsidiaries;

(4) Liens on any property or asset existing at the time of its acquisition by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created or incurred in connection with, or in contemplation of, such acquisition and do not extend to any other property or asset;

(5) Liens to secure the performance of tenders, bids, statutory obligations, contracts, leases, workers compensation obligations, insurance obligations, performance, appeal or surety bonds issued for the account of the Company or any Restricted Subsidiary and other obligations of like nature, in each case incurred in the ordinary course of business but not for an obligation for money borrowed (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens securing Hedging Obligations entered into in the ordinary course of business and not for speculation;

(7) Liens, other than on Collateral, existing on the Issue Date (and not referred to in clause (1) of this definition);

(8) Liens securing Non-Recourse Debt;

(9) any interest or title of a lessor or a lessee under a Capital Lease Obligation or an operating lease;

(10) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;

(11) Liens securing Indebtedness incurred under clause (ix) of the definition of “Permitted Debt” provided (i) the Indebtedness secured is incurred on or prior to 180 days after the acquisition, design, construction, installation or improvement of property of the related property or assets, (ii) the amount of any such financing does not exceed the amount expended in the acquisition of, or the design, construction, installation or improvement of, such property or assets; and (iii) such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds, proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

(12) Liens securing any Permitted Refinancing Indebtedness with respect to Indebtedness secured by Liens referred to in clauses (3), (4), (7) and (11) above and this clause (12); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that are the security for a Permitted Lien hereunder;

(13) Liens securing Parity Lien Obligations;

(14) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17) Liens on specific items of inventory, receivables or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods;

(18) grants of software and other technology licenses in the ordinary course of business;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods;

(20) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(21) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

(22) Liens in favor of a seller on any segregated cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any executed letter of intent or purchase agreement for a purchase of Additional Assets not prohibited by this Indenture;

(23) Liens on cash collateral deposited into any escrow account pursuant to customary escrow arrangement but only to the extent (i) such cash collateral represents proceeds of Indebtedness incurred for the purpose of funding an acquisition and additional amounts to pay accrued interest on and redemption premiums payable on such Indebtedness, and (ii) such cash collateral is released only to fund such acquisition and related costs, and in the event such acquisition is not effected, to repay, redeem, repurchase or otherwise acquire such Indebtedness, accrued interest thereon and premium amounts, if any, on such Indebtedness;

(24) Liens on the Equity Interests in Unrestricted Subsidiaries;

(25) Permitted Collateral Liens; and

(26) Liens securing Indebtedness not in excess of an aggregate of the greater of (i) $50.0 million or (ii) an amount equal to 3.0% of Consolidated Net Tangible Assets at any one time outstanding (determined at the time of granting each such Lien); provided that no such Liens may be on Collateral.

“Permitted Non-Guarantor Indebtedness” means any Indebtedness incurred pursuant to clause (i)(A), (i)(B), (ii), (iii), (v) (insofar as constituting the guarantee of a Restricted Subsidiary that is not a Guarantor) and (vi) through (xiii) of the definition of “Permitted Debt.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of all fees and expenses incurred in connection therewith);

(2) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of such Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded or at least 91 days greater than the Weighted Average Life to Maturity of the Notes;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Permitted Refinancing Indebtedness is not incurred by a Restricted Subsidiary of the Company that is not a Guarantor if the Company or a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Pledged Aircraft” (i) as of the Issue Date and at any time prior to the Applicable Post-Closing Aircraft Liens Perfection Date, means those airframes and associated engines described as the initial Pledged Aircraft in the Offering Memorandum, subject only to Aircraft Substitutions, and (ii) at any date of determination thereafter shall have the meaning(s) given to such term(s) in the aircraft security agreements or supplements thereto that constitute Security Documents as of such date.

“Pledged Equity Subsidiary” means any Guarantor or any other Restricted Subsidiary if all or any portion of its Capital Stock is required to constitute Collateral in accordance with this Indenture and the Security Documents.

“Post-Closing Aircraft Liens Perfection Date” means 90 days after the Issue Date with respect to Pledged Aircraft registered in the United States, the United Kingdom or Canada and 180 days after the Issue Date with respect to all other Pledged Aircraft; provided that so long as the Company is diligently using its commercially reasonable efforts to perfect the Liens on such Pledged Aircraft, the post-closing period for Pledged Aircraft registered in Brazil, India, Mexico, Nigeria and Trinidad and Tobago shall be extended to 365 days after the Issue Date.

“Private Placement Legend” means the legend set forth in Section 3.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.

“Qualified Equity Offering” means any public or private sale of Equity Interests of the Company (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date, other than offerings to a Subsidiary of the Company or public offerings registered on Form S-8.

“Ratings Event” means a decrease of one or more gradations (including gradations within rating categories as well as between rating categories and excluding, for the avoidance of doubt, changes in ratings outlook) in the rating of the Notes by either of Moody’s or S&P or a withdrawal of the rating of the Notes by either of Moody’s or S&P on or within 30 days following the occurrence of a Change of Control, which period shall be extended for a period not longer than 30 days so long as the rating of the Notes relating to the Change of Control is under publicly announced consideration for downgrade by either Moody’s or S&P, as applicable.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Relinquished Engine” at any date of determination shall have the meaning(s) given to such term(s) in the aircraft security agreements or supplements thereto that constitute Security Documents as of such date.

“Responsible Officer” means any officer within the global corporate trust, corporate trust services or similar division of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, references to a Restricted Subsidiary shall be to a Restricted Subsidiary of the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SAR Contracts” means (i) the U.K. SAR Contract and (ii) any contract between the Company and/or one or more Subsidiaries, on the one hand, and a governmental entity, on the other hand, providing for search and rescue services.

“Screened Affiliate” means any Affiliate of a Holder of Notes (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Collateral Agency Agreement, each joinder agreement required by the Collateral Agency Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security or supplements to any of the foregoing executed and delivered by the Company or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, supplemented, renewed, restated or replaced, in whole or in part, from time to time.

“Senior Debt” means Indebtedness other than Subordinated Debt.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation S-X is in effect on the Issue Date.

“Specified Aircraft” means Aircraft 92007, Aircraft 92008, Aircraft 92009, Aircraft 92010, Aircraft 92001, and Aircraft 92006.

“Specified Aircraft Leases” means (i) the helicopter lease contract dated 30 January 2018 between LMWL and BALL in relation to Aircraft 92007; (ii) the helicopter lease contract dated 30 January 2018 between LMWL and BALL in relation to Aircraft 92008; (iii) the helicopter lease contract dated 16 May 2018 between LMWL and BALL in relation to Aircraft 92009; and (iv) the helicopter lease contract entered into in July 2018 between LMWL and BALL in relation to Aircraft 92010.

“Specified Aircraft SPV” means each of Bristow Aircraft Leasing II Ltd. and BriLog Leasing Ltd. II.

“Specified Subsidiaries” means each of Bristow (UK) LLP, Bristow Holdings Company Ltd., Bristow Holdings Company Ltd. III, BL Holdings II CV and Bristow International Panama S. de RL.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem, repurchase or otherwise acquire any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means Indebtedness which by its terms is expressly subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of its Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(3) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

Unless the context otherwise requires, references to a Subsidiary shall be to a Subsidiary of the Company.

“Subsidiary Guarantee” means the guarantee by each Guarantor of the Company’s payment obligations under this Indenture and the Notes, executed pursuant to the provisions hereof.

“Substitution Closing Conditions” means the delivery by the Company or applicable Guarantor to the Collateral Agent of any supplements to existing aircraft security agreements or new aircraft security agreements, related certificates and opinions in respect thereof, in each case, in the form required on the Post-Closing Aircraft Liens Perfection Date or on substantially the same terms as the Security Documents covering Collateral owned by the Company and Guarantors on the Post-Closing Aircraft Liens Perfection Date, with such changes as may be necessary, advisable or appropriate to reflect the Jurisdiction of Registration of the applicable substitution aircraft, as certified to the Collateral Agent in an Officer’s Certificate of the Company.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 1, 2024; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to March 1, 2024, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that each of such Subsidiary and its Subsidiaries at the time of such designation:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract arrangement or understanding does not violate Section 5.11;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by this Indenture;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

(5) such Subsidiary does not hold or own any Collateral.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 5.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.09, the Company shall be in default of such Section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1) such Indebtedness is permitted under Section 5.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four- quarter reference period; and

(2) no Default or Event of Default would be in existence immediately following such designation.

“U.K. Department” means the United Kingdom Department for Transport and its executive agencies, including the Maritime and Coastguard Agency.

“U.K. SAR Aircraft” means any aircraft operated pursuant to the U.K. SAR Contract.

“U.K. SAR Contract” means that certain U.K. Search & Rescue Helicopter Service Contract, dated as of March 26, 2013 by and between the Secretary of State for Transport acting through the U.K. Department for Transport, with principal office at Great Minister House, 33 Horseferry Road, London SW1P 4DR and Bristow Helicopters Limited, company registration no. 551102 with registered office at Redhill Aerodrome, Redhill, Surrey RH2 5JZ (as amended, supplemented or otherwise modified or replaced (in whole or in part) from time to time).

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than Dollars, at any time for determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as published in The Wall Street Journal “in US$” column under the heading “Currencies” in the “Currencies & Commodities” subsection on the date two Business Days prior to such determination.

Except as described under Section 5.09, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than Dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1) the sum of the products obtained by multiplying

(A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(B) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Restricted Subsidiary.

SECTION 2.02 Other Definitions

Term	Defined in Section
“Additional Amounts”	5.16	(a)
“Affiliate Transaction”	5.11	(a)
“Agent Members”	3.06	(h)
“Alternate Offer”	5.15	(c)
“Asset Sale Offer”	5.10	(e)
“Authentication Order”	3.02
“Change of Control Offer”	5.15	(a)
“Change of Control Payment”	5.15	(a)
“Change of Control Payment Date”	5.15	(a)
“Code”	5.16	(a)
“Covenant Defeasance”	9.03
“Directing Holder”	7.02
“DTC”	3.03
“Event of Default”	7.01
“Excess Proceeds”	5.10	(e)
“FATCA”	5.16	(a)
“Funding Guarantor”	11.05
“Legal Defeasance”	9.02
“Noteholder Direction”	7.02
“Notes Obligations”	13.01	(a)
“Offer Amount”	4.10
“Offer Period”	4.10

Term	Defined in Section
“Paying Agent”	3.03
“Payment Default”	7.01	(e)
“Permitted Debt”	5.09	(b)
“Position Representation”	7.02
“Purchase Date”	4.10
“Registrar”	3.03
“Tax Jurisdiction”	5.16	(a)
“Tax Redemption Date”	4.08	(b)
“Taxes”	5.16	(a)
“Restricted Payment”	5.07	(a)
“Verification Covenant”	7.02

SECTION 2.03 References to Trust Indenture Act.

Whenever this Indenture expressly refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

SECTION 2.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions; and

(f) all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument.

ARTICLE III.

THE NOTES

SECTION 3.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have other notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Increases or Decreases in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Increases or Decreases in the Global Note” attached thereto). Each Global Note will represent such aggregate principal amount of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, transfers of interests and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.06 hereof. Notes initially offered and sold to QIBs in the United States in reliance on Rule 144A shall be issued in the form of one or more QIB Global Notes, duly executed by the Company and the Guarantors and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and the Guarantors and authenticated by the Trustee as hereinafter provided. The procedures of Euroclear and Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

SECTION 3.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, facsimile or other electronic (including “.pdf”) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will authenticate and deliver: (i) Initial Notes for original issue in an aggregate principal amount of $400.0 million and (ii) if and when issued, Additional Notes, in each case upon receipt of a written order of the Company signed by two Officers of the Company (an “Authentication Order”) and, in the case of Additional Notes, upon receipt of an Officer’s Certificate stating such Additional Notes are permitted to be incurred under Section 5.09 and are permitted to be secured as Parity Lien Debt under Section 5.12. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 3.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 3.03 Registrar and Paying Agent.

The Company will maintain an office or agency in the United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”) which, if any Definitive Notes are outstanding, will be in the State of New York. The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Restricted Subsidiaries (other than a Foreign Subsidiary) may act as Paying Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee in New York, New York to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 3.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a

Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

SECTION 3.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with TIA § 312(a).

SECTION 3.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(ii) there has occurred and is continuing a Default or Event of Default and the Depositary so requests.

Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.07 and 3.10 hereof. A Global Note may not be exchanged for another Note (or vice versa) other than as provided in this Section 3.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the Applicable Procedures and, if applicable, the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.06(b)(i) above, the transferor of such beneficial interest must, as applicable, deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) written order from a Participant or an indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act or the Applicable Procedures, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.06(g) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.06(b)(ii) above and the Registrar receives the following, in each case as applicable:

(A) If the transferee will take delivery in the form of a beneficial interest in the QIB Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If in accordance with Section 3.06(a) a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1)(b) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof; provided that the Company or the Trustee shall be entitled to require a legal opinion or other certification to confirm that such transfer is being made pursuant to such an exemption;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note and, in the case of clause (ii) above, the QIB Global Note, and, in the case of clause (iii) above, the Regulation S Global Note, in each case in accordance with Section 3.06(g).

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.06(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; provided that the Company or the Trustee shall be entitled to require a legal opinion or other certification to confirm that such transfer is being made pursuant to such an exemption.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted by this Section 3.06, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS (IN THE CASE OF RULE 144A SECURITIES) ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATEST OF THE ISSUE DATE OF THE NOTES INITIALLY ISSUED, THE ISSUANCE DATE OF ANY ADDITIONAL NOTES ISSUED UNDER THE INDENTURE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR (IN THE CASE OF REGULATION S SECURITIES) 40 DAYS, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF ERISA, OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL, CHURCH, NON-U.S., OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” BY REASON OF SUCH PLAN’S, ACCOUNT’S OR OTHER ARRANGEMENT’S INVESTMENT IN THE ENTITY, OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A PLAN THAT IS NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Registrar or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 3.02 hereof or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.10, 4.06, 4.10, 5.15 and 10.05 hereof).

(iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days prior to the mailing of a notice of redemption;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee or the Notes Custodian as its custodian, or under such Global Note, and the Depositary may be treated by the Company, any Guarantor, the Trustee or the Notes Custodian and any agent of the Company, any Guarantor, the Trustee or the Notes Custodian as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, (A) the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Notes is entitled to take under this Indenture or the Notes and (B) nothing herein shall prevent the Company, any Guarantor, the Trustee or the Notes Custodian, or any agent of the Company, any Guarantor, the Trustee or the Notes Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

(vi) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.02 hereof.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 3.07 Replacement Notes.

If any mutilated Note is surrendered to the Registrar or the Company and the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note (accompanied by a notation of any Guarantees duly endorsed) if the Registrar’s requirements are met. If required by the Registrar or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 3.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 3.08 as not outstanding. Except as set forth in Section 3.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 3.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

SECTION 3.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer knows are so owned will be so disregarded.

SECTION 3.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

SECTION 3.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of the canceled Notes in accordance with its normal procedures (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes will be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 3.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Notes and in Section 5.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Company, the Company (or the Trustee, in the name of and at the expense of the Company upon 20 days’ prior written notice from the Company setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 3.13 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers and corresponding “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and corresponding “ISINs” in notices of redemption as a convenience to the Holders thereof; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 3.14 Issuance of Additional Notes.

After the Issue Date, the Company shall be entitled, subject to its compliance with Section 5.09 and Section 5.12, to issue Additional Notes under this Indenture, which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance. With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue date and the CUSIP number of such Additional Notes;

(c) the date from which interest shall accrue on such Additional Notes; and

(d) the other statements required by Section 3.02.

ARTICLE IV.

REDEMPTION AND PURCHASE

SECTION 4.01 Notice to the Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 4.08 hereof, it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed. The Company shall so notify the Trustee at least 15 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officer’s Certificate stating that such redemption will comply with the provisions of this Indenture and of the Notes. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 4.02 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate or require unless otherwise required by law or applicable stock exchange or depositary requirements. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless a condition precedent to redemption set forth in the notice of redemption as described in Section 4.03 has not been satisfied.

The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $2,000 or less in principal amount can be redeemed or purchased in part. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 4.03 Notice of Redemption.

Notices of redemption shall be mailed by first class mail (or in the case of Global Notes, delivered electronically in accordance with the procedures of the depositary) at least 15 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance or Covenant Defeasance in accordance with Article IX, or a satisfaction and discharge of this Indenture in accordance with Article XII. Notices of any optional redemption may, at the Company’s option, be subject to one or more conditions precedent, including, without limitation, consummation of a Change of Control, an incurrence of Indebtedness and the consummation of a Qualified Equity Offering.

All notices of redemption shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price (or the method by which it will be calculated);

(c) that, unless the Company and the Guarantors default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) the name and address of the Paying Agent;

(g) the CUSIP number, if any, relating to the Notes and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(h) if such redemption is subject to the satisfaction of one or more conditions precedent, any conditions for such redemption.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

If such redemption is subject to the satisfaction of one or more condition precedent, the related notice shall, if applicable, state that, in the Company’s discretion, the date of such redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided in no event shall such date of redemption be delayed to a date later than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. The Company shall provide written notice of the delay of such date of redemption or the rescission of such notice of redemption to the Trustee no later than the Business Day prior to the date set for redemption. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice; provided that the Company shall give the Trustee at least five (5) Business Days’ notice (unless a shorter notice shall be satisfactory to the Trustee) of any new redemption date.

SECTION 4.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 4.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date and at the redemption price, subject to satisfaction of any conditions thereto. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the redemption price, but interest installments due on or prior to such redemption date will be payable on the relevant interest payment dates to the Holders of record of such Notes at the close of business on the relevant record dates.

SECTION 4.05 Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on any redemption date, the Company or a Guarantor will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption of and accrued interest, if any, on all Notes to be redeemed or on that date. The Trustee or the Paying Agent will promptly return to the Company or such Guarantor any money deposited with the Trustee or the Paying Agent by the Company or such Guarantor in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed.

If the Company or a Guarantor complies with the provisions of the preceding paragraph, on and after the redemption date, provided the redemption price has been paid in full, interest will cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the redemption price of, and accrued interest, if any, on such Notes upon surrender of such Notes. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company or a Guarantor to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 5.01 hereof.

SECTION 4.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder of such Note at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 4.07 Purchase of Notes.

The Company, any Guarantor or any Affiliate of the Company or any Guarantor may, subject to applicable law, at any time purchase or otherwise acquire Notes in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Notes. Any Notes purchased or acquired by the Company or a Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 3.11 shall apply to all Notes so delivered.

SECTION 4.08 Optional Redemption.

(a) On and after March 1, 2024, the Notes will be subject to redemption on one or more occasions at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 1 of the years indicated below:

Year	Percentage
2024	103.438%
2025	101.719%
2026 and thereafter	100.000%

On or prior to March 1, 2024, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes issued after the Issue Date) at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), in an amount not to exceed the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(i) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued remains outstanding immediately after the occurrence of each such redemption; and

(ii) each such redemption occurs within 180 days after the date of the closing of each such Qualified Equity Offering.

Prior to March 1, 2024, the Company may at its option on one or more occasions redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to but excluding, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

(b) The Company (which, for the purposes of this Section 4.08(b) refers to a Person succeeding the Company that is organized or existing in a Permitted Foreign Jurisdiction) may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 15 nor more than 60 days’ prior notice to the Holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 4.02), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by us for redemption (a “Tax Redemption Date”) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Company is or would be required to pay Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, the appointment of a new paying agent), and the requirement arises as a result of:

(i) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction (as defined above) affecting taxation, which change or amendment has not been publicly announced before and which becomes effective on or after the date on which the Tax Jurisdiction imposing the relevant withholding or deduction became the applicable Tax Jurisdiction under this Indenture; or

(ii) any change in, or amendment to, the existing official written position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced before and becomes effective on or after the date on which the Tax Jurisdiction imposing the relevant withholding or deduction became the applicable Tax Jurisdiction under this Indenture.

In the case of Additional Amounts required to be paid as a result of our conducting business other than in the place of our organization, such amendment or change must be announced and become effective on or after the date in which the Company begins to conduct business giving rise to the relevant withholding or deduction.

The Company will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of independent tax counsel reasonably acceptable to the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle us to redeem such Notes hereunder. In addition, before the Company publishes or mails notice of redemption of the Notes as described above, the Company will deliver to the Trustee an Officer’s Certificate to the effect that the Company cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it.

The Trustee will accept, and will be entitled to rely solely on, such Officer’s Certificate and an Opinion of Counsel as conclusive proof of the existence and satisfaction of the conditions precedent as described in the immediately preceding paragraph, in which event such satisfaction of the conditions precedent will be conclusive and binding on the Holders.

(c) Any redemption pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 4.01 through 4.06 hereof.

SECTION 4.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 5.10 hereof, the Company is required to commence an Asset Sale Offer to all Holders to purchase Notes and, to the extent other Indebtedness as specified therein, it will follow the procedures specified below.

The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and other Indebtedness as specified in Section 5.10(e) or, if less than the Offer Amount has been tendered, all Notes and such other Indebtedness validly tendered and not withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the Holders (or in the case of Global Notes, electronic notice in accordance with the procedures of the depositary), with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which will govern the terms of the Asset Sale Offer, will state:

(a) that the Asset Sale Offer is being made pursuant to this Section 4.09 and Section 5.10 hereof and the length of time the Asset Sale Offer will remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not properly tendered or accepted for payment will continue to accrue interest;

(d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(e) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the end of the Offer Period;

(f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(g) that, if the aggregate principal amount of Notes surrendered by Holders thereof and other Indebtedness as contemplated by Section 5.10(e) surrendered by Holders or lenders, collectively, exceeds the Offer Amount, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and such other Indebtedness (except that any Notes represented by a Note in global form will be selected by such method as the Depositary or its nominee or successor may require or, where the nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate), based on the amounts tendered or required to be redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(h) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the principal amount of Notes or portions thereof required to be purchased pursuant to this Section 4.09 (or, if less than the Offer Amount has been tendered, all Notes tendered), and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.09. The Company, a Guarantor, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

ARTICLE V.

COVENANTS

SECTION 5.01 Payment of Notes.

The Company shall pay the principal of, and premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent (other than the Company, a Guarantor or other Restricted Subsidiary) holds as of 11:00 a.m. New York time on that date money deposited by the Company or a Guarantor designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. All payments made by the Company under or with respect to the Notes will be made free and clear of and without withhold or reduction for, or on account of, any taxes, unless the withholding or deduction of such taxes is then required by law.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, at a rate equal to the then applicable interest rate on the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 5.02 Maintenance of Office or Agency.

The Company will maintain in the contiguous United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, the Registrar or the Paying Agent) where Notes may be surrendered for registration of transfer or for exchange, where Notes may be presented for payment and where notices and demands to or upon the Company or a Guarantor in respect of the Notes and this Indenture may be served; provided, however that the Company may, at its option, pay interest on the Notes by check mailed to Holders of the Notes at their registered address as it appears in the Registrar’s books. The Company will give prompt written notice to the Trustee and the Guarantors of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Guarantors with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency as provided in this Indenture for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the office of U.S. Bank Trust National Association, 100 Wall Street, New York, NY 10005 as one such office or agency of the Company in accordance with Section 3.04.

SECTION 5.03 Reports; Financial Statements.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Trustee and the Holders of Notes (or, to the extent permitted by the Commission, file with the Commission for public availability), within the time periods specified in the Commission’s rules and regulations applicable to the Company, taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25 under the Exchange Act:

(i) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

So long as the Company is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Company’s obligation to deliver the information referred to above shall be deemed satisfied upon the filing such information with the Commission using the EDGAR system and such information is publicly available.

(b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries’ total assets (determined in accordance with GAAP) as of the end of the most recently completed fiscal year exceed an amount equal to 5% of the consolidated total assets of the Company and its Restricted Subsidiaries, then the quarterly and annual financial information required by Section 5.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements or exhibits, of the financial condition of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c) The Company and the Guarantors, for so long as any Notes remain outstanding, shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Any Default or Event of Default arising from a failure to furnish on a timely basis any financial information required by Section 5.03(a) (and any related Event of Default as a result from such failure) will be deemed cured (and the Company will be deemed to be in compliance with Section 5.03(a)) upon furnishing such financial information (but without regard for the date on which such information is furnished; provided that such cure occurs prior to an acceleration of the Notes, with any such acceleration not annulled, rescinded or waived by such cure).

(e) Delivery of reports, information and documents to the Trustee and its respective receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and the Guarantors’ compliance with any of their covenants.

SECTION 5.04 Compliance Certificate.

(a) The Company and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the Issue Date, a certificate signed by an Officer of the Company and each Guarantor, respectively, which need not constitute an Officer’s Certificate, and stating a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating that to the best of his or her knowledge the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Note Documents and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b) The Company or any Guarantor shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or such Guarantor, as the case may be, becoming aware of any Default or Event of Default under this Indenture and the Note Documents, an Officer’s Certificate specifying such Default or Event of Default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

SECTION 5.05 Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 5.06 Waiver of Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.07 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or make any similar payment to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt (excluding (A) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, (B) the purchase, redemption, defeasance or other acquisition of Subordinated Debt purchased, redeemed, defeased or otherwise acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year after the date of purchase, redemption, defeasance or acquisition, and (C) any payment of principal at the Stated Maturity thereof); or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) the Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 5.09(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (ix) and (xi) but including, without duplication, Restricted Payments permitted by clause (i) of Section 5.07(b)), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the first quarter in which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2) 100% of the aggregate net cash proceeds and the Fair Market Value of Marketable Securities and property constituting Additional Assets, in each case received by the Company subsequent to the Issue Date (x) as a contribution to its common equity capital or (y) from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness of the Company that have been converted into or exchanged for such Equity Interests (other than (I) any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary, unless such loans have been repaid with cash on or prior to the date of determination, and (II) Disqualified Stock or other Indebtedness that has been converted into Disqualified Stock); plus

(3) with respect to any Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person after the Issue Date:

(aa)

to the extent that any such Restricted Investment is sold or otherwise disposed of (other than to the Company or a Subsidiary), liquidated, repurchased, redeemed, or repaid, an amount equal to the aggregate amount received by the Company or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof); plus

(bb)

with respect to any such Restricted Investment in a Person that, after the Issue Date, becomes a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary, an amount equal to the Fair Market Value of the Company’s Restricted Investment in such Person at such time; plus

(cc)

to the extent that after the Issue Date any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged or consolidated with or into, or transfers or otherwise disposes of its properties or assets to, or is liquidated into, the Company or any Restricted Subsidiary, the Fair Market Value of the Restricted Investment made by the Company or any of its Restricted Subsidiaries in such Subsidiary (or the property or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation; plus

(D) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of debt securities of the Company that are outstanding on the Issue Date to the extent that such debt securities have been converted into Equity Interests (other than Disqualified Stock) of the Company on or after the Issue Date; plus

(E) $25.0 million.

(b) The preceding provisions of this Section 5.07 will not prohibit any of the

(i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than any Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), or from the substantially concurrent contribution of common equity capital to the Company, with a sale or contribution being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale or contribution; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (iv)(C)(2) of Section 5.07(a);

(iii) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Debt with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Restricted Subsidiaries (and if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other holders of its Capital Stock on a pro rata basis);

(v) repurchases, redemptions, defeasances, retirements or other acquisitions of Subordinated Debt of the Company or any Guarantor at a purchase price not greater than (i) 101% of the principal amount of such Subordinated Debt in the event of a Change of Control or (ii) 100% of the principal amount of such Subordinated Debt in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if:

(A) in the case of a Change of Control, the Company has first or simultaneously complied with and fully satisfied its obligations in accordance with Section 5.15; or

(B) in the case of an Asset Sale, the Company has first or simultaneously complied with and fully satisfied its obligations in accordance with Section 5.10;

(vi) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee, officer or director of the Company or any of its Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with any portion of such $3.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included, (A) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests (other than Disqualified Stock) to employees or directors of the Company or its Restricted Subsidiaries that occur after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iv)(C)(2) of Section 5.07(a)) and (B) the net cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date;

(vii) the purchase, redemption or other acquisition or retirement for value of (A) Equity Interests by the Company in connection with the exercise of stock options, stock appreciation rights, warrants or other rights to acquire Equity Interests by way of cashless exercise or (B) Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(viii) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with Section 5.09;

(ix) cash payments in lieu of the issuance of fractional shares;

(x) any catch-up payment required to prevent any subordinated indebtedness of the Company or any Restricted Subsidiary from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries; and

(xii) other Restricted Payments in an aggregate amount not to exceed the greater of (x) $25.0 million and (y) 3.0% of Consolidated Net Tangible Assets, determined as of the date of each such Restricted Payment.

For purposes of determining compliance with this Section 5.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Section 5.07(a), clauses (i)-(xii) of Section 5.07(b) or as a Permitted Investment, the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section.

(c) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $40.0 million, by an Officer of the Company and, in the case of amounts greater than or equal to $40.0 million, by the Board of Directors of the Company, whose resolution with respect thereto will be delivered to the Trustee.

SECTION 5.08 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 5.08;

(ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The provisions of Section 5.09(a) will not prohibit encumbrances or restrictions existing under or by reason of:

(i) (A) agreements governing the Credit Facilities, any instrument governing Existing Indebtedness or any other agreement or instrument, each as in effect on the Issue Date, (B) agreements governing Indebtedness permitted to be incurred under Section 5.09, and (C) any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of the agreements and instruments referred to in clauses (A) and (B) or the Indebtedness to which those agreements relate; provided that, in the case of clauses (B) and (C), the encumbrances and restrictions therein are not materially more restrictive, taken as a whole, than those contained in (x) this Indenture and the Notes or (y) agreements or instruments in effect on the Issue Date, in each case as determined by the Company in its reasonable and good faith judgment;

(ii) any SAR Contract or any related agreement;

(iii) this Indenture and the Note Documents;

(iv) applicable law, rule, regulation or order or similar restriction;

(v) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi) customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business and consistent with past practices;

(vii) any mortgages, pledges or other security agreements or related agreement permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent the encumbrances or restrictions they contain restrict the transfer of the properties or assets subject to such mortgages, pledges or other security agreements or related agreements;

(viii) agreements governing purchase money obligations, mortgage financings and Capital Lease Obligations incurred in compliance with Section 5.09, in each case that impose encumbrances or restrictions of the nature described in clause (iii) of Section 5.08(a) on the properties or assets financed thereby;

(ix) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its properties or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or properties or assets of such Restricted Subsidiary (or the properties or assets that are subject to such restriction) pending the closing of such sale or disposition;

(x) customary provisions in bona fide contracts for the sale of properties or assets;

(xi) customary provisions in joint venture agreements and similar agreements that restrict the transfer of interests in the joint venture;

(xii) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements governing Sale/Leaseback Transactions, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into (A) in the ordinary course of business or (B) with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(xiii) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(xiv) encumbrances or restrictions with respect to property under a charter, lease or other agreement that has been entered into in the ordinary course for the employment, charter or other hire of such property;

(xv) any agreement or instrument relating to any property or assets acquired after Issue Date in effect at the time of such acquisition, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

(xvi) the issuance of Preferred Stock by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Equity Interests); and

(xvii) agreements governing Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined by the Company in its reasonable and good faith judgment.

SECTION 5.09 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” or an “incurrence”) any Indebtedness, the Company will not, and will not permit any Guarantor to, issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may incur Indebtedness or issue Disqualified Stock, and any Restricted Subsidiaries of the Company that are not Guarantors may issue any shares of Preferred Stock, if the Consolidated Interest Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness, Disqualified Stock or Preferred Stock had been incurred or issued, as the case may be, at the beginning of such four- quarter period.

(b) The provisions of Section 5.09(a) will not prohibit the following (“Permitted Debt”):

(i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under:

(A) asset-backed revolving credit facilities (secured solely by Excluded Assets consisting of assets described in clause (5) of such definition) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $125.0 million and (y) 7.0% of Consolidated Net Tangible Assets;

(B) Credit Facilities which, if secured, are secured solely by Excluded Assets in an aggregate principal amount at any one time outstanding not to exceed $150.0 million; and

(C) Credit Facilities which, if secured, are secured by Parity Liens and in aggregate principal amount at any one time outstanding not to exceed the greater of (x) $100.0 million and (y) such aggregate amount that may be incurred such that, after giving pro forma effect thereto, the Aircraft Collateral Value Ratio would equal or exceed 2.5 to 1.0;

(ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(iii) the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculation;

(iv) the incurrence by the Company and its Restricted Subsidiaries of the Notes and the Subsidiary Guarantees issued on the Issue Date;

(v) guarantees or co-issuances by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary incurred in accordance with the provisions of this Indenture; provided that any such guarantee by a Restricted Subsidiary that is not a Guarantor is of Indebtedness that is permitted to be incurred by a Restricted Subsidiary that is not a Guarantor;

(vi) the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; provided, however:

(A) if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(B) if a Guarantor is the obligor on such Indebtedness and the Company or a Guarantor is not the obligee, such Indebtedness is expressly subordinated in right of payment to the Subsidiary Guarantee of such Guarantor,

(vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of tenders, bids, statutory obligations, contracts, leases, workers compensation obligations, insurance obligations, performance, appeal and surety bonds issued for the account of the Company or any Restricted Subsidiary and other obligations of like nature, in each case incurred in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such obligations (in each case other than for an obligation for money borrowed);

(viii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred under clauses (ii), (iv), (ix), (x) and this clause (viii) of this Section 5.09(b);

(ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations to finance all or any part of the purchase price or cost of design, construction, installation or improvement of property, whether through direct purchase or through Equity Interests of a Person principally owning such property, and related taxes and transaction costs in an aggregate principal amount at any one time outstanding not to exceed (together with any Indebtedness outstanding pursuant to clause (viii) of this definition to refinance any Indebtedness incurred pursuant to this clause (ix)) the greater of (x) $50.0 million and (y) 3.0% of Consolidated Net Tangible Assets, determined as of the date of each such incurrence;

(x) Indebtedness of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary, or assets relating to such Indebtedness, were acquired by the Company or any of its Restricted Subsidiaries, or Indebtedness incurred by the Company or a Restricted Subsidiary to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary becomes a Restricted Subsidiary or is otherwise acquired by, or such assets are acquired by, the Company or any of its Restricted Subsidiaries; provided, however, that at the time such Restricted Subsidiary is acquired by the Company or on the date of such asset acquisition, as applicable, the Consolidated Interest Coverage Ratio for the Company’s most recent four quarters for which internal financial statements are available, immediately after giving pro forma effect to the acquisition and the incurrence of any related Indebtedness, would be (x) at least 2.0 to 1.0 or (y) equal to or greater than the Consolidated Interest Coverage Ratio determined for such four quarter period without giving effect to such acquisition and incurrence of Indebtedness;

(xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, holdbacks, earn outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(xiii) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries; and

(xiv) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness or the issuance by the Company or any Guarantor of Disqualified Stock in an aggregate principal amount or liquidation preference which, when taken together with the aggregate principal amount of all other Indebtedness incurred pursuant to this clause (xiv) and then outstanding, will not exceed the greater of (x) $50.0 million and (y) 3.0% of Consolidated Net Tangible Assets, determined as of the date of each such incurrence.

(c) The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Guarantor, as the case may be, on substantially the same terms as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be.

(d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 5.09:

(i) in the event that Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 5.09(b) or is entitled to be incurred pursuant to Section 5.09(a), the Company, in its sole discretion, will be permitted to divide or classify such item of Indebtedness on the date of incurrence (or later classify, redivide or reclassify such Indebtedness, in its sole discretion), in any manner that complies with this Section 5.09;

(ii) notwithstanding the foregoing, any Indebtedness incurred by the Company or any Restricted Subsidiary under an asset backed revolving credit agreement on the Issue Date shall be considered incurred under clause (i)(A) of the definition of “Permitted Debt” and may not otherwise be reclassified;

(iii) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iv) the principal amount of any Disqualified Stock of the Company or a Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) and the liquidation preference thereof;

(v) Indebtedness permitted by this Section 5.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 5.09 permitting such Indebtedness;

(vi) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(vii) the reclassification of any lease or other liability of the Company or any of its Restricted Subsidiaries as Indebtedness due to the adoption by the Company after the Issue Date of a change of accounting principles will not be deemed an incurrence of Indebtedness for purposes of this covenant.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 5.09. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (2) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

The Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 5.09, the Company shall be in Default of this Section 5.09).

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 5.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 5.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

SECTION 5.10 Limitation on Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate Collateral Disposition unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Collateral Disposition at least equal to the Fair Market Value (provided such Fair Market Value shall be determined (x) as of the date of contractually agreeing to such Collateral Disposition and (y) in good faith by an officer of the Company or, if the consideration with respect to such Collateral Disposition exceeds $25.0 million, the Board of Directors of the Company) of the Collateral issued or sold or otherwise disposed of; and

(ii) at least 75% of the aggregate consideration received by the Company or its Restricted Subsidiaries in the Collateral Disposition is in the form of cash or Cash Equivalents;

provided that in the case of any Collateral Disposition pursuant to a loss, condemnation, appropriation or similar taking, including by conveyance in lieu of condemnation, such Collateral Disposition shall not be required to satisfy the requirements of items (i) and (ii) above.

Within 365 days after the receipt of any Net Proceeds from Collateral Disposition, the Company or any Restricted Subsidiary may apply such Net Proceeds to any combination of the following:

(iii) to permanently repay, redeem, purchase, defease, or otherwise acquire or cash collateralize the principal of any Parity Lien Debt of the Company or any Guarantor; or

(iv) to acquire or invest in (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Additional Assets that would constitute Collateral or to make a capital expenditure with respect to, or that is reasonably allocable to, Collateral.

(b) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (other than a Collateral Disposition, which shall be treated in the manner set forth in paragraph (a) above) unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (provided such Fair Market Value shall be determined (A) as of the date of contractually agreeing to such Asset Sale and (B) in good faith by an Officer of the Company or, if the consideration with respect to such Asset Sale exceeds $25.0 million, the Board of Directors of the Company) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii) at least 75% of the aggregate consideration received by the Company or its Restricted Subsidiaries in all Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents or Marketable Securities; provided, however, that the amount of:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or assumption agreement that releases the Company or such Restricted Subsidiary from further liability shall be deemed to be cash for purposes of this provision;

(B) any securities, notes or other obligations (other than Marketable Securities) received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days after such Asset Sale by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this provision; and

(C) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (C) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration, is less than the greater of (x) 3.0% of the Company’s Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) $50.0 million;

provided that in the case of any Asset Sale pursuant to a condemnation, appropriation or similar taking, including by conveyance in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of items (i) and (ii) of this Section 5.10(b).

Notwithstanding the foregoing, the Company shall not permit any Specified Aircraft SPV to sell or otherwise transfer any Specified Aircraft, or assign any Specified Aircraft Leases, to any of (1) the Company or any of its Subsidiaries or to any other Person, except as required by the U.K. SAR Contract or (2) the Company or any of its Subsidiaries, except as required in connection with any equipment financing that is secured by a Specified Aircraft and related assets, each of which shall be permitted hereby.

(c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale (other than a Collateral Disposition, which shall be treated as provided in clause (a) above), the Company or any such Restricted Subsidiary may apply such Net Proceeds to any combination of the following:

(i) to permanently repay, redeem, purchase, defease, otherwise acquire or cash collateralize the principal of any Senior Debt of the Company or any Restricted Subsidiary; or

(ii) to acquire or invest in (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Additional Assets or to make a capital expenditure;

provided that the requirements of clause (ii) above will be deemed to be satisfied if an agreement committing to make the acquisitions, investments or expenditures referred to above is entered into by the Company or any of its Restricted Subsidiaries within 365 days after the receipt of such Net Proceeds with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment in accordance with such agreement within 180 days after such 365-day period, and if such Net Proceeds are not so applied within such 180-day period, then such Net Proceeds will constitute Excess Proceeds (as defined below).

(d) Pending the final application of any such Net Proceeds from an Asset Sale not constituting a Collateral Disposition or from any Collateral Disposition, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under any Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(e) Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (a) or (b) above will be deemed to constitute “Excess Proceeds.” On the 366th day or 546th day, as applicable, after the Asset Sale (or, at the Company’s option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of the Notes and, (i) with respect to Excess Proceeds from Collateral Dispositions, to the extent required by the terms of other Parity Lien Debt, to all holders of such outstanding Parity Lien Debt, and (ii) after application of the proceeds to purchase Indebtedness pursuant to clause (i) to the extent required by the terms of all other Senior Debt of the Company or any Restricted Subsidiary, in each case, with similar provisions requiring the Company to make an offer to purchase such Parity Lien Debt or other Senior Debt, as applicable, as the case may be, with the proceeds from any Asset Sale, to purchase the maximum principal amount of Notes and any such Parity Lien Debt or other such Senior Debt, as applicable, to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Parity Lien Debt or such other Senior Debt, as applicable, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Parity Lien Debt or such other Senior Debt, as applicable. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof, other Parity Lien Debt or such other Senior Debt, as applicable, surrendered by holders or lenders, collectively, exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes, Parity Lien Debt and other Senior Debt, as applicable, to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes, Parity Lien Debt and other Senior Debt, as applicable (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where the nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate), based on the amounts tendered or required to be redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding anything in the foregoing to the contrary, the Company shall be permitted to satisfy its obligations to make an Asset Sale Offer by making such offer prior to the consummation of an Asset Sale with part or all of the proceeds of such Asset Sale being used to fund such Asset Sale Offer.

(f) If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(g) Notwithstanding anything to the contrary in this Section 5.10 or elsewhere in this Indenture, to the extent that (A) any or all of the Net Proceeds received by a Foreign Subsidiary are prohibited by any requirement of law from being loaned, distributed or otherwise transferred to the Company (provided that the Company and such Foreign Subsidiary shall take all commercially reasonable actions available under local law to permit such repatriation or to remove such prohibitions) or any Domestic Subsidiary or materially adverse consequences (including any material adverse tax consequences) (as reasonably determined by the Borrower in good faith and provided that the Borrower and such Foreign Subsidiary shall take all commercially reasonable efforts to eliminate or reduce such material adverse tax consequence to enable such repatriation to be made without any material adverse tax consequences) would result therefrom or (B) any or all of the Net Proceeds received by a Restricted Subsidiary other than a Guarantor are prohibited from being transferred to the Company for application in accordance with this Section 5.10 by any applicable organizational documents, joint venture agreement, shareholder agreement, or similar agreement or any other contractual obligation with an unaffiliated third party (including any agreement governing Indebtedness) that was not created in contemplation of such event resulting in Net Proceeds, then in each case the portion of such Net Proceeds so affected will not be required to be applied at the times provided in this Section 5.10 but may be retained by the applicable Restricted Subsidiary or applied in any other manner not prohibited by this Indenture.

(h) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.10 or Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.10 or Section 4.09 by virtue of compliance with such laws and regulations.

SECTION 5.11 Limitation on Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any properties or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate payments or consideration in excess of $5.0 million (each of the foregoing, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary in arm’s-length dealings with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and

(ii) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, in addition to the Officer’s Certificate referred to above in clause (A), a resolution of the Board of Directors of the Company approved by a majority of the disinterested members thereof (or if the Board of Directors has no disinterested directors, all of the members of the Board of Directors);

provided that the requirements of clause (ii) above are not applicable to any Affiliate Transactions in the ordinary course of business with an Affiliate engaged in a Permitted Business.

(b) The following shall be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 5.11(a):

(i) any employment agreement, employee benefit plan, any other employee compensation plan or arrangement, officer or director indemnification agreement, severance agreement, consulting agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, and payments, awards, grants or issuance of securities pursuant thereto;

(ii) transactions between or among the Company and its Restricted Subsidiaries;

(iii) Permitted Investments and Restricted Payments that are permitted by the provisions of this Indenture;

(iv) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million outstanding at any one time;

(v) customary compensation, indemnification and other benefits made available to officers, directors, employees or consultants of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out- of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(vi) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or otherwise controls, such Person;

(vii) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee an opinion addressed to the Company or such Restricted Subsidiary, as the case may be, from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (i) of Section 5.11(a);

(viii) sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

(ix) transactions pursuant to agreements or arrangements in effect on the Issue Date that are described in the Offering Memorandum or the documents incorporated by reference herein and therein, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, is not materially more disadvantageous to the Company and its Restricted Subsidiaries, taken as a whole, than the agreement or arrangement in existence on the Issue Date, as determined in good faith by the Company;

(x) transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;

(xi) payments to or transactions with Affiliates on or with respect to debt securities or other Indebtedness or Equity Interests of the Company or any Subsidiary on a similar basis as payments are made or offered to holders of such debt securities or Indebtedness or such Equity Interests held by Persons other than Affiliates; and

(xii) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an officer’s certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

SECTION 5.12 Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, except Permitted Liens, to secure any Indebtedness of the Company or such Restricted Subsidiary. The Lien securing any such Indebtedness which is expressly subordinated to the Notes or any Subsidiary Guarantee will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The Company will not, will not permit any of its Restricted Subsidiaries, and will not permit any Specified Aircraft SPV, to create, incur, assume or suffer to exist any Lien on the Specified Aircraft other than Liens permitted under clauses (1)(B), (5), (14), (21), (25), or (26) of the definition of “Permitted Liens.”

SECTION 5.13 Additional Subsidiary Guarantees.

If, after the Issue Date, (a) the Company or any of its Restricted Subsidiaries shall acquire or create another Domestic Wholly Owned Restricted Subsidiary (other than an Immaterial Subsidiary or an Excluded Subsidiary); (b) any Restricted Subsidiary that is not a Guarantor (other than an Immaterial Subsidiary or an Excluded Subsidiary) shall incur, Guarantee or otherwise become obligated for any Indebtedness for borrowed money (in each case, other than Permitted Non-Guarantor Indebtedness), then, in each case, within 30 days thereafter such Subsidiary shall execute a supplement to this Indenture providing for a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the terms of this Indenture.

SECTION 5.14 Corporate Existence.

Subject to Article VI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

SECTION 5.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control Trigger Event occurs, the Company will make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following a Change of Control Trigger Event, the Company will send (including by electronic transmission) a notice to each Holder and the Trustee describing the transaction that constitutes the Change of Control Trigger Event and stating:

(i) that the Change of Control Offer is being made pursuant to this Section 5.15 and that all Notes or portions thereof properly tendered and not withdrawn will be accepted for payment;

(ii) the Change of Control Payment and the purchase date, which shall be no earlier than 15 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(iii) that any Note not properly tendered will continue to accrue interest;

(iv) that if the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer;

(v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book- entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Trigger Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Section 5.15 by virtue of compliance with such laws and regulations.

A Change of Control Offer may be made in advance of a Change of Control Trigger Event, with the obligation to pay and timing of payment conditioned upon the occurrence of such Change of Control Trigger Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

On or before the Change of Control Payment Date, the Company will, to the extent lawful: (A) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; (B) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Notes or portions thereof so tendered and not withdrawn; and (C) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(b) The Paying Agent will promptly send or wire transfer to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes (or if all Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

Payment of the Change of Control Payment for a Note properly tendered and not withdrawn prior to the expiration of the Change of Control Offer is conditioned upon delivery of such Note (together with necessary endorsements) to the Paying Agent (whether prior to, on or after the Change of Control Payment Date), which delivery may be in book-entry form in accordance with the Applicable Procedures for Notes issued in global form. The Change of Control Payment for such Note will be made promptly following the later of the Business Day following the Change of Control Payment Date or the time of delivery of such Note.

(c) Notwithstanding anything to the contrary in this Section 5.15, the Company will not be required to make a Change of Control Offer following a Change of Control Trigger Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption with respect to all outstanding Notes has been given pursuant to Section 4.08 unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Company or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

(d) In the event that not less than 90% of the aggregate principal amount of the then outstanding Notes are properly tendered and not withdrawn under a Change of Control Offer and the Company (or the third party making such Change of Control Offer as described above) purchases all such Notes, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice to the Holders of the Notes and the Trustee, given not more than 30 days following the Change of Control Payment Date, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes and Additional Amounts, if any, that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Sections 4.01, 4.03, 4.04 and 4.05 shall be applicable to any such redemption.

SECTION 5.16 Payment of Additional Amounts by a Foreign Successor Issuer.

(a) In the event that the Company is succeeded by an entity organized or existing in a Permitted Foreign Jurisdiction as permitted by Section 6.01 and if any deduction or withholding for, or on account of, any Taxes (as defined below) imposed or levied by or on behalf of (1) any jurisdiction in which the Company (which, for purposes of this Section, refers to the Person succeeding the Company) or any Guarantor that makes a payment under the Notes, are then incorporated, engaged in business, organized or otherwise resident or treated as resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Company (including, without limitation, the jurisdiction of any Paying Agent) (each of (1) and (2), a “Tax Jurisdiction” which, for the avoidance of doubt, shall not include the United States, any state thereof or the District of Columbia), will at any time be required to be made from any payments made under or with respect to the Notes, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Company will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder or beneficial owner of Notes after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1) any Taxes to the extent such Taxes would not have been imposed but for the Holder or the beneficial owner of the Notes being a citizen or resident or national of, or incorporated in, the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the mere acquisition, holding, exercise or enforcement of rights, or receipt of payment in respect of the Notes or any Subsidiary Guarantee;

(2) any Taxes to the extent such Taxes are imposed or withheld as a result of the failure of the Holder of the Note or beneficial owner of the Notes to comply, to the extent such Holder is legally entitled, with any reasonable written request, made by the Company or any Guarantor to that Holder or beneficial owner in writing at least 90 days before any such withholding or deduction would be payable, to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such Taxes;

(3) any Taxes to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(4) any estate, inheritance, gift, sale, personal property or similar Taxes;

(5) any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes;

(6) any taxes required by sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(7) any combination of items (1) through (6) above.

For purposes of this Section 5.16, “Taxes” means any present or future tax, duty, assessment, or other governmental charge of whatever nature imposed, levied, collected, withheld or assessed, including any penalties and interest related thereto.

The Company also will not pay any Additional Amounts to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note.

(b) In addition to Section 5.16(a) above, if the Company is succeeded by an entity organized or existing in a Permitted Foreign Jurisdiction as permitted by Section 6.01, the Company or a Guarantor, as applicable, will also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) or Taxes which are levied by any Tax Jurisdiction on or in connection with the execution, delivery, registration or enforcement of any of the Notes, this Indenture, any Subsidiary Guarantee, or any other document or instrument referred to therein or the receipt of payments with respect thereto.

(c) If the Company or any Guarantor becomes obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Subsidiary Guarantee, the Company or any Guarantor, as applicable, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee promptly after such obligation arises (and in any event within five Business Days thereof)) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Company or any Guarantor, as applicable, will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(d) The Company or any Guarantor, as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. Upon request, the Company or any Guarantor, as applicable, will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld and will attach to each official receipt or other documentation an Officer’s Certificate confirming that all withholdings and deductions required by applicable law have been made and the amount thereof remitted to the relevant Tax authority, and stating the amount of such Taxes paid per $1,000 principal amount of the Notes then outstanding. Upon request, copies of those official receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders of the Notes.

(e) The Company and the Guarantors, jointly and severally, will reimburse the Holders of the Notes, upon written request of such Holder of Notes and appropriate proof of payment for the amount of (i) any Taxes levied or imposed by a Tax Jurisdiction and payable by such Holder or the applicable beneficial owner in connection with payments made under or with respect to the Notes held by such Holder or any Subsidiary Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by the applicable beneficial owner after such reimbursement will not be less than the net amount such beneficial owner would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed, provided, however, that the indemnification obligation provided for in this paragraph (e) shall not extend to Taxes imposed for which the Holder or beneficial owner of the Notes would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (1) through (6) in paragraph (a) above or to the extent such Holder or beneficial owner received Additional Amounts with respect to such payments.

(f) Whenever in this Indenture or the Notes, there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Subsidiary Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g) The obligations of the Company and the Guarantors under this Section 5.16 will survive termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company or any Guarantor is incorporated, organized, engaged in business or resident for tax purposes or any jurisdiction from or through which such person makes any payment on the Notes (or any Subsidiary Guarantee) and any department or political subdivision thereof or therein.

SECTION 5.17 No Inducements.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 5.18 Specified Aircraft SPV and Specified Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, permit any Specified Aircraft SPV to:

(a) own any material assets or liabilities other than those assets and liabilities owned prior to the Issue Date or in connection with the performance of services under the U.K. SAR Contract;

(b) engage in any business activities other than business activities engaged prior to the Issue Date, or owning Specified Aircraft and entering into leases, subleases or other agreements or arrangements which grant to the Company or any of its Subsidiaries the right to use Specified Aircraft and any document, undertaking or agreement required by the U.K. Department or otherwise reasonably necessary or desirable to maintain or enforce its rights or obligations under the U.K. SAR Contract; provided, the Specified Aircraft SPVs shall be permitted to engage in activities (including the intercompany disposition of Specified Aircraft) required pursuant to any equipment financing that is secured by a Specified Aircraft and related assets; or

(c) permit any Specified Subsidiary to, conduct any material business operations (other than customary activities incidental to their organizational existence and participation in intercompany cash management activities and intercompany leasing activities, in each case substantially consistent with past practice) or own any material assets or incur any material liabilities, in each case other than those assets and liabilities in existence on the Issue Date or as otherwise contemplated by this sentence (including, for the avoidance of doubt, performing its obligations under this Indenture) and the making and/or receipt of additional intercompany investments permitted hereunder.

SECTION 5.19 Financial Calculations for Limited Condition Acquisitions.

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio” after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated Net Tangible Assets of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition and related transactions are permitted hereunder and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered into and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition, unless and until such Limited Condition Acquisition has been abandoned or such definitive agreement has expired or been terminated prior to consummation thereof.

SECTION 5.20 Changes in Covenants Upon an Investment Grade Rating Event.

If an Investment Grade Rating Event occurs and no Default or Event of Default has occurred and is continuing under this Indenture, then upon delivery to the Trustee of an Officer’s Certificate to the foregoing effect,

(a) each of the covenants contained in the following Sections will cease to apply to the Company and its Restricted Subsidiaries:

(i) Section 5.07 (Limitation on Restricted Payments);

(ii) Section 5.08 (Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries);

(iii) Section 5.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock);

(iv) Section 5.10 (Limitation on Asset Sales);

(v) Section 5.11 (Limitation on Transactions with Affiliates);

(vi) Section 5.12 (Limitation on Liens);

(vii) Section 5.13 (Additional Subsidiary Guarantees);

(viii) Section 5.18 (Specified Aircraft SPV and Specified Subsidiaries);

(ix) clause (iv) of Section 6.01(a) (Limitations on Mergers, Consolidations and Sales of Assets); and

(b) the following covenants will apply to the Company and its Restricted Subsidiaries:

(i) Restrictions on Secured Indebtedness. If the Company or any Restricted Subsidiary incurs any Indebtedness secured by a Lien (other than a Permitted Lien) on any asset or property of the Company or any Restricted Subsidiary, the Company or such Restricted Subsidiary will secure the Notes equally and ratably with (or at the Company’s option, prior to) such secured Indebtedness so long as such Indebtedness is so secured, unless the aggregate amount of all Indebtedness secured by Liens (other than Permitted Liens), together with all Attributable Indebtedness of the Company and the Restricted Subsidiaries with respect to any Sale/Leaseback Transactions (with the exception of such transactions which are excluded as described in clauses (A) through (D) of Section 5.19(b)(ii) below), would not exceed 12.5% of Consolidated Net Tangible Assets.

(ii) Restrictions on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, unless the aggregate amount of all Attributable Indebtedness with respect to such transaction plus all secured Indebtedness of the Company and the Restricted Subsidiaries (with the exception of Indebtedness secured by Permitted Liens) would not exceed 12.5% of Consolidated Net Tangible Assets outstanding at any time. This restriction shall not apply to, and there shall be excluded from Attributable Indebtedness in any computation under such restriction, any Sale/Leaseback Transaction if:

(A) the lease is for a period, including renewal rights, not in excess of three years;

(B) the sale of the asset or property subject to the Sale/Leaseback Transaction is made within 270 days after its acquisition, construction or improvements;

(C) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; or

(D) the Company, within 270 days after the sale is completed, applies to the prepayment, redemption, defeasance, retirement or other acquisition of its Indebtedness or that of a Restricted Subsidiary, or to the purchase of other assets or properties which will constitute Additional Assets, an amount not less than the greater of:

(1) the Net Proceeds of the sale of the asset or property leased; and

(2) the Fair Market Value (as determined by the Company in good faith) of the asset or property leased;

provided that the amount to be applied to the prepayment, redemption, defeasance, retirement or other acquisition of Indebtedness or the purchase of other assets or properties shall be reduced by (a) the principal amount of any of the Company’s debentures or notes (including the Notes) or those of a Restricted Subsidiary surrendered within 270 days after such sale to the applicable trustee for prepayment, redemption, defeasance or retirement and cancellation; (b) the principal amount of Indebtedness, other than the items referred to in the preceding clause (a), voluntarily prepaid, redeemed, defeased, retired or otherwise acquired by the Company or a Restricted Subsidiary within 270 days after such sale; and (c) associated transaction and other related expenses.

ARTICLE VI.

SUCCESSORS

SECTION 6.01 Limitations on Mergers, Consolidations and Sales of Assets.

(a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its and its Subsidiaries’ properties or assets (on a consolidated basis) in one or more related transactions to, another Person, unless:

(i) the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is (A) a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (B) an entity organized or existing under the laws of a Permitted Foreign Jurisdiction;

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and (b) shall take such action (or agree to take such action) as may be necessary to cause any property or assets that constitute Collateral owned by or transferred to such Person to be subject to the Parity Liens in the manner and to the extent required under the Security Documents and shall deliver an Opinion of Counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Security Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Agent, as applicable, may reasonably request;

(iii) immediately after such transaction, no Default or Event of Default exists;

(iv) either (A) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth Section 5.09(a) or (B) the Consolidated Interest Coverage Ratio of the Company or the Person formed by or surviving such transaction (if other than the Company) or to which such disposition shall have been made, calculated for the most recent four quarter period for which internal financial statements of the Company are available, after giving pro forma effect to such transaction and any related incurrence of Indebtedness, is (1) at least 2.0 to 1.0 or (2) equal to or greater than the Consolidated Interest Coverage Ratio of the Company determined for such period without giving effect to such transaction and incurrence of Indebtedness;

(v) in the case of clause (a)(i)(B) above, in the event that the Person formed by or surviving such transaction is organized in a jurisdiction that is different from the jurisdiction in which the obligor on the Notes was organized immediately before giving effect to the transaction:

(A) such Person has delivered to the Trustee an Opinion of Counsel stating (i) that the obligations of such Person under this Indenture are enforceable under the laws such Permitted Foreign Jurisdiction of its formation subject to customary exceptions and (ii) Holders of Notes will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the transaction and except as may result from a change in the source of any interest income, will be subject to U.S. federal income tax on the same amount and at the same times as would have been the case if such transaction had not occurred;

(B) such Person has agreed in writing to submit to New York jurisdiction and appoints an agent for the service of process in New York; and

(C) the Company’s Board of Directors or the comparable governing body of the Person formed by or surviving such transaction determines in good faith that such transaction will not adversely affect the interests of Holders of Notes in any material respect and a board resolution to that effect is delivered to the Trustee; and

(vi) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided that clause (iv) shall no longer be applicable from and after the occurrence of any Investment Grade Rating Event.

(b) For purposes of this Section 6.01, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

(c) This Section 6.01 will not apply to (i) a merger of the Company with an Affiliate or statutory conversion solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct or indirect holding company of the Company; and (ii) any merger, consolidation or sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries, including by way of merger or consolidation.

SECTION 6.02 Successor Person Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 6.01, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture and the Note Documents referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture, the Notes and the Note Documents with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of all or substantially all of the properties and assets of the Company, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE VII.

DEFAULTS AND REMEDIES

SECTION 7.01 Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(a) a default in the payment when due of interest or Additional Amounts with respect to the Notes and such default continues for a period of 30 days;

(b) a default in the payment of the principal of or premium, if any, on the Notes when due at its Stated Maturity, upon optional redemption or upon required repurchase;

(c) the failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its obligations under Section 5.10 or Section 5.15 (other than a failure to repurchase Notes when due), or failure by the Company to comply with its obligations described under Section 6.01;

(d) the failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture, the Notes or any Subsidiary Guarantee (provided that, with respect to Section 5.03, the Company shall have not less than 120 days from the failure to comply with such Section to cure such failure);

(e) a default occurs under any mortgage, indenture, instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee exists on or is created after the Issue Date, which default:

(i) is caused by a failure to pay principal on such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods and any extension thereof) (a “Payment Default”); or

(ii) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $50.0 million; provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 45 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(f) the failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(g) the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable against a Guarantor for any reason, except, in each case, by reason of the release of such Guarantor in accordance with this Indenture;

(h) the Company, any Guarantor, or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) admits in writing it generally is not paying its debts as they become due;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(i) is for relief against the Company, any Guarantor or any Significant Subsidiary, as debtor in an involuntary case;

(ii) appoints a Bankruptcy Custodian of the Company, any Guarantor or any Significant Subsidiary, or a Bankruptcy Custodian for all or substantially all of the property of the Company, any Guarantor or any Significant Subsidiary, or

(iii) orders the liquidation of the Company, any Guarantor or any Significant Subsidiary; or

(j) the occurrence of any of the following:

(i) except as permitted by the Note Documents, any Security Document establishing the Parity Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (j)(i) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $35.0 million, ceases to be an enforceable and perfected Parity Lien; provided, further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(ii) except as permitted by the Note Documents, any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $35.0 million, ceases to be an enforceable and perfected first-priority Lien, subject to Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any Officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(iii) the Company or any Guarantor, or any Person validly acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document establishing Parity Liens.

SECTION 7.02 Acceleration.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes by notice to the Company (and the Trustee if given by the Holders) to be due and payable immediately. Notwithstanding the preceding sentence, in the case of an Event of Default arising from clause (h) or (i) of Section 7.01, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest, premium or Additional Amounts that have become due solely because of the acceleration) have been cured or waived.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders of Notes (except any Holder that certifies in the Noteholder Direction that it is a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder of Notes delivered to the Company and the Trustee that such Holder of Notes is not (or, in the case such Holder of Notes is DTC or its nominee, that such Holder of Notes is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder of Notes is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely conclusively on such Position Statement and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder of Notes, the percentage of Notes held by the remaining Holders of Notes that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default arising from clause (h) or (i) of Section 7.01 shall not require compliance with the foregoing paragraphs and (ii) a notice of Default may not be given with respect to any action taken, and reported publicly to Holders, more than two years prior to such notice of Default. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder of Notes that is a Regulated Bank and has so stated in the applicable Noteholder Direction.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any Holder of Notes or any other Person in acting in good faith on a Noteholder Direction.

SECTION 7.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Note Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04 Waiver of Defaults.

Subject to Sections 7.07 and 10.02, the Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest or premium, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 7.05 Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it;

provided, however that the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 7.06 Limitations on Suits.

Subject to Section 7.07 hereof, a Holder may pursue a remedy with respect to this Indenture or the Notes or any related Subsidiary Guarantees only if:

(a) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 7.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note expressly set forth in this Indenture or the Notes to receive payment of principal of, and premium and interest, if any, on, the Notes, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 7.08 Collection Suit by Trustee.

If an Event of Default specified in clause (a) or (b) of Section 7.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or a Guarantor for the whole amount of principal, premium and interest, if any, remaining unpaid on the Notes, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or a Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10 Priorities.

If the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Company or the Guarantors or to such party as a court of competent jurisdiction shall direct.

The Trustee, upon prior written notice to the Company, may fix record dates and payment dates for any payment to Holders pursuant to this Section 7.10.

SECTION 7.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VIII.

TRUSTEE

SECTION 8.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 8.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 8.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holder of Notes, unless such Holder has offered to the Trustee security or indemnity satisfactory to it against any loss, liability, cots or expense that might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company and the Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium, if any, and interest, if any, on the Notes.

SECTION 8.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. When a Default is cured, it ceases.

(g) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(h) The Trustee shall not be responsible or liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any of their respective Affiliates with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is subject to Sections 8.10 and 8.11.

SECTION 8.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or any Guarantor or upon the Company’s or such Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other documents in connection with the sale of the Notes or pursuant to this Indenture, other than its certificate of authentication.

SECTION 8.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 8.06 [Reserved.]

SECTION 8.07 Compensation and Indemnity.

The Company agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors hereby jointly and severally indemnify the Trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth in the next following paragraph. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

The Company shall not be obligated to reimburse the Trustee for any expense or indemnify against any loss or liability incurred by the Trustee to the extent such expense, loss or liability is attributable to the Trustee’s negligence, bad faith or willful misconduct.

To secure the payment obligations of the Company in this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium, if any, or interest, if any, on particular Notes. Such Lien and the Company’s obligations under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.

The Trustee may resign in writing upon 60 days’ notice at any time and be discharged from the trust created hereby by so notifying the Company and the Guarantors. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee, the Company and the Guarantors. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 8.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee, the Company, any Guarantor or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantors. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 8.07.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 8.08, the obligations of the Company under Section 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09 Successor Trustee by Merger, etc.

Subject to Section 8.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 8.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by Federal or State (or the District of Columbia) authority and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).

SECTION 8.11 Preferential Collection of Claims Against the Company or a Guarantor.

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE IX.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, exercise its rights under either Section 9.02 or 9.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article IX.

SECTION 9.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Additional Amounts, if any, on, such Notes when such payments are due solely from the trust referred to in Section 9.04 hereof;

(b) the Company’s and the Guarantors’ obligations with respect to such Notes under Sections 3.04, 3.05, 3.07, 3.08, 3.11 and 5.02, hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d) this Section 9.02.

Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

SECTION 9.03 Covenant Defeasance.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from each of their obligations under the covenants contained in Article V (other than those in Sections 5.01, 5.02, 5.06 and 5.14) and clause (iv) of Section 6.01(a) hereof, any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.01 hereof and any covenants contained in the other Note Documents with respect to all outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(c), (d), (e), (f), (g) and (j) hereof will not constitute Events of Default.

SECTION 9.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 9.02 or 9.03 hereof:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, interest and Additional Amounts, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;

(b) in the case of an election under Section 9.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 9.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 9.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05 and Section 12.02, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article IX to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

If the Company exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its related Subsidiary Guarantee and any Collateral or security for the Notes (other than the trust) and the other Notes Obligations will be released.

SECTION 9.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall, subject to any applicable abandoned property laws, be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any Dollars or non-callable Government Securities in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or non-callable Government Securities in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the

Company or any Guarantor makes any payment of principal of, or premium, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Company or such Guarantor, as applicable, will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or non-callable Government Securities held by the Trustee or Paying Agent.

ARTICLE X.

SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 10.01 Without Consent of Holders.

Notwithstanding Section 10.02 of this Indenture, without the consent of any Holder, the Company, the Guarantors, the Trustee and, if applicable, the Collateral Agent may amend this Indenture or the Notes or the Security Documents:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of Definitive Notes;

(c) to provide for the assumption of the Company’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) to add additional security for the Notes and/or other Parity Lien Obligations;

(f) to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in this Indenture;

(g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(h) to conform the text of this Indenture, the Notes, the Subsidiary Guarantees or any Note Document to any provision of the “Description of the Notes” section of the Offering Memorandum, to the extent that such provision in such “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, the Notes, the Subsidiary Guarantees or any Note Document, which intent may be evidenced by an Officer’s Certificate to that effect;

(i) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(j) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee;

(k) to release, discharge or terminate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge or termination; and

(l) with respect to the Security Documents, as provided in the Collateral Agency Agreement.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.02 With Consent of Holders.

(a) Except as provided below in Section 10.02(b), the Company, the Guarantors, the Trustee and, if applicable, the Collateral Agent may amend or supplement this Indenture and the Notes and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 7.04 and 7.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes and the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) in each case in addition to any required consent of holders of other Parity Lien Obligations required with respect to any amendment or waiver under any Security Document. Sections 3.08 and 3.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 10.02.

Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes will not be rendered invalid by such purchase, tender or exchange.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(b) Notwithstanding Section 10.02(a), without the consent of each Holder affected, an amendment, supplement or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption (except with respect to when notice of redemption is to be provided to the Trustee or the Holders) or repurchase of the Notes (other than the provisions of Section 5.10 or 5.15);

(iii) reduce the rate of or change the time for payment of interest on any Note;

(iv) waive a Default or Event of Default in the payment of principal of, or premium, interest or Additional Amounts, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v) make any Note payable in money other than that stated in the Notes;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, interest or Additional Amounts, if any, on, the Notes (except as permitted in clause (vii) hereof);

(vii) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 5.10 or 5.15);

(viii) make any change in the ranking of the Notes or the Subsidiary Guarantees relative to other Indebtedness of the Company or the Guarantors, respectively, in either case in a manner adverse to the Holders;

(ix) modify the Subsidiary Guarantees in any manner materially adverse to the Holders or release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(x) make any change in the preceding amendment, supplement and waiver provisions.

In addition, the consent of Holders representing at least two-thirds in principal amount of the outstanding Notes will be required to release the Liens for the benefit of the Holders of the Notes on all or substantially all of the Collateral, other than in accordance with the Note Documents.

SECTION 10.03 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.04 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply in form and substance with the TIA as then in effect.

SECTION 10.05 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before a date and time therefor identified by the Company or any Guarantor in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company or any Guarantor may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in Section 10.02(b) hereof. In such case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Note.

SECTION 10.06 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.07 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, and, shall be fully protected in relying upon in good faith, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company or a Guarantor as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE XI.

SUBSIDIARY GUARANTEES

SECTION 11.01 Subsidiary Guarantee.

(a) For value received, each Guarantor hereby jointly and severally fully, unconditionally and absolutely guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on the Notes and all other amounts due and payable under this Indenture and the Notes by the Company, when and as such principal, premium and interest shall become due and payable, subject to any applicable grace period, whether at maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and this Indenture and, in the case of any extension of time of payment or renewal of any Notes, when the same shall become due and payable in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity or by declaration or acceleration, call for redemption or otherwise, in each case, subject to the limitations set forth in Section 11.02.

(b) Failing payment when due of any amount guaranteed pursuant to the related Subsidiary Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, its Subsidiary Guarantee, the Subsidiary Guarantee of any other Guarantor or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, or any action to enforce the same or any other circumstances (other than payment) which might otherwise constitute a legal or equitable discharge or defense of the Guarantors. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 7.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce such Subsidiary Guarantee without first proceeding against the Company or any other Guarantor.

(c) The obligations of each of the Guarantors under this Article XI shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the Guarantors contained in the Notes or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any of the Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, any of the Guarantors or the Trustee of any rights or remedies under the Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the Guarantors under this Indenture, (v) the extension of the time for payment by the Company or any of the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or this Indenture or of the time for performance by the Company or any of the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the Guarantors set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Subsidiary Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Company or any of the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Notes, the related Subsidiary Guarantees or this Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the related Subsidiary Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(d) Each of the Guarantors hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Guarantors, and all demands whatsoever and (ii) covenants that its Subsidiary Guarantee will not be discharged except by complete performance of such Subsidiary Guarantee. Each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, such Subsidiary Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and such Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) Each of the Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the related Subsidiary Guarantees shall have been paid in full or discharged.

SECTION 11.02 Guarantors May Consolidate, etc. on Certain Terms.

No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless:

(a) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor or another Guarantor) shall execute a supplement to this Indenture providing for a Subsidiary Guarantee and such Security Documents as shall be required to maintain a perfected Lien on the Collateral owned or held by such Guarantor and deliver an Opinion of Counsel with respect to the foregoing in accordance with the terms of this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default exists.

Upon any such consolidation or merger of a Guarantor and upon the execution by the successor Person of a supplemental indenture, executed by the Trustee, providing for a Subsidiary Guarantee, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 11.03 Limitation on Liability of the Guarantors.

Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 11.04 Release of Guarantors from Subsidiary Guarantee.

Notwithstanding any other provisions of this Indenture, each Guarantor will be automatically and unconditionally released and relieved of any obligations under its Subsidiary Guarantee and any Security Documents to which it is a party, and its Capital Stock will be released from the Liens of the Security Documents:

(a) in connection with a sale or other disposition (including by way of merger or consolidation) of (x) all or substantially all of the assets of such Guarantor or (y) the Capital Stock of such Guarantor after which such Guarantor is no longer a Subsidiary, in each case, to a person other than the Company or a Restricted Subsidiary; provided, however, that the Net Proceeds of such sale or disposition are applied in accordance with Sections 4.09 and 5.10;

(b) upon Legal Defeasance or Covenant Defeasance in accordance with Article IX, or upon satisfaction and discharge of this Indenture in accordance with Article XII;

(c) if the Company designates such Guarantor as an Unrestricted Subsidiary; provided, however, that such designation is conducted in accordance with this Indenture;

(d) provided that no Default or Event of Default shall have occurred and shall be continuing, upon the liquidation or dissolution of such Guarantor;

(e) at such time such Guarantor ceases to be an obligor with respect to any Indebtedness the incurrence of which resulted in or would result in the obligation of such Guarantor to guarantee the Notes under this Indenture; or

(f) such Guarantor becomes (or is eligible to become upon its release) an Excluded Subsidiary or an Immaterial Subsidiary; provided, however, that this clause (f) shall not apply to any Foreign Wholly Owned Restricted Subsidiary that is a Guarantor on the Issue Date.

The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from its Subsidiary Guarantee and other Note Documents, as applicable, upon receipt of a written request of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel that the Guarantor is entitled to such release in accordance with the provisions of this Indenture. If the Guarantor is not so released it shall remain liable for the full amount of principal of, and premium, if any, and interest, on the Notes, subject to the limitations of Section 11.03.

SECTION 11.05 Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (as applicable) in a pro rata amount based on the net assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to its Subsidiary Guarantee of the Notes.

SECTION 11.06 Execution and Delivery of Guaranty.

The execution by each Guarantor of this Indenture (or a further supplemental indenture) evidences the Subsidiary Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

ARTICLE XII.

SATISFACTION AND DISCHARGE

SECTION 12.01 Satisfaction and Discharge.

(a) This Indenture and the other Note Documents shall cease to be of further effect with respect to the Notes (except that the Company’s obligations under Section 8.07, the Trustee’s and Paying Agent’s obligations under Section 9.06 and the rights, powers, protections and privileges accorded the Trustee under Article VIII shall survive), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Notes and the other Note Documents, when:

(i) either:

(A) all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B) all outstanding Notes not theretofore delivered to the Trustee for cancellation:

(1) have become due and payable, or

(2) will become due and payable at their Stated Maturity within one year, or

(3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and, in the case of clause (1), (2) or (3) above, the Company or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (1)) in trust for such purpose cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay and discharge the entire Indebtedness on the Notes for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or for principal, premium, if any, and interest, if any, to the stated date for payment thereof or on the applicable redemption date, as the case may be;

(ii) the Company or a Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Notes; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Notes have been complied with, together with an Opinion of Counsel to the same effect.

SECTION 12.02 Application of Trust Money.

Subject to Section 9.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 hereof will be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

Notwithstanding anything in this Article XII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 12.01 which are in excess of the amount thereof that would then be required to be deposited to effect the satisfaction and discharge of this Indenture pursuant to Section 12.01.

SECTION 12.03 Reinstatement.

If the Trustee or Paying Agent is unable to apply any Dollars or non-callable Government Securities in accordance with Section 12.01 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or non-callable Government Securities in accordance with Section 12.01 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Company or such Guarantor, as applicable, will be subrogated to the rights of the Holders to receive such payment from the money or non-callable Government Securities held by the Trustee or Paying Agent.

ARTICLE XIII.

COLLATERAL AND SECURITY1

SECTION 13.01 Security Interest.

(a) The due and punctual payment of the principal of, premium on, if any, and interest if any, on the Notes and the Obligations of Guarantors under the Subsidiary Guarantees, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and Subsidiary Guarantees under and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under the Note Documents, according to the terms hereunder or thereunder (collectively, the “Notes Obligations”), shall be secured by Liens on the Collateral as provided in the Security Documents. The Company and each of the Guarantors consent and agree to be bound by the terms of the Security Documents to which they are parties, as the same may be in effect from time to time, and agree to perform their obligations thereunder

[1]	NTD: LW Finance to review.

in accordance therewith, and hereby agree that the Collateral Agent shall hold the Collateral on behalf of and for the benefit of all of the Holders of Notes and the other holders of Parity Lien Obligations.

(b) Each Holder of Notes, by its acceptance thereof and of the Subsidiary Guarantees, consents and agrees to the terms of the Collateral Agency Agreement and the other Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints U.S. Bank National Association as the Trustee and as the Collateral Agent. The Trustee hereby authorizes and appoints U.S. Bank National Association as Collateral Agent and each Holder of Notes and the Trustee direct the Collateral Agent to enter into the Security Documents (including any amendments thereto contemplated by the Collateral Agency Agreement and any security documents to secure additional Parity Lien Debt in accordance with the Collateral Agency Agreement) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof, including, without limitation, the limitations on duties of the Collateral Agent provided in Section 6(f) of the Collateral Agency Agreement. The Trustee, the Collateral Agent and each Holder of Notes, by accepting the Notes and the Subsidiary Guarantees, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of Parity Lien Obligations, subject to the Collateral Agency Agreement, and the Lien of this Indenture and the Security Documents is subject to and qualified and limited in all respects by the Collateral Agency Agreement and the Security Documents and actions that may be taken thereunder.

(c) Subject to the provisions of Article VII and Article VIII of this Indenture and the terms of the Security Documents (including any consent of the Holders required thereunder), the Trustee may direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to enforce any of the terms of the Security Documents and the Collateral Agency Agreement and collect and receive any and all amounts payable in respect of the Notes Obligations of the Company or any Guarantor hereunder.

SECTION 13.02 Security Documents; Post-Closing Perfection.

(a) Promptly after the date hereof, but in any event no later than on the Post- Closing Aircraft Liens Perfection Date, the Company and the Guarantors will execute and deliver to the Collateral Agent the following documents, each in form and substance reasonably satisfactory to the Trustee and the Collateral Agent: (i) fully executed and certified (as required by the applicable law) aircraft security agreements or supplements thereto constituting Security Documents, with respect to each of (x) the Pledged Aircraft and (y) Engines constituting the Aircraft-Related Collateral (such Engines, collectively with the Pledged Aircraft, “Registered Aircraft-Related Collateral”), as may be necessary to create a valid, perfected first priority Lien (subject to Permitted Collateral Liens) in such Registered Aircraft-Related Collateral in favor of the Collateral Agent for the benefit of the Parity Lien Secured Parties; (ii) lien search results with respect to Registered Aircraft-Related Collateral in the International Registry (Priority Search Certificates issued by the International Registry) and the records and registries maintained by each applicable authority in each Jurisdiction of Registration of the Registered Aircraft-Related Collateral, each as of a recent date showing that the title to such Registered Aircraft-Related

Collateral belongs to the Company or any Guarantor free and clear of any Liens (other than the Permitted Collateral Liens); (iii) evidence of all registrations with the International Registry necessary or appropriate to create and perfect the Liens granted by such Security Documents with respect to the Registered Aircraft-Related Collateral; (iv) filing opinions of counsel or other customary evidence of the completion of all applicable filings or recordings of such Security Documents and other necessary documents with the applicable aviation authority necessary or appropriate to create and perfect the Liens granted by such Security Documents, and any other filings or notices required to be made with any other government authority or registry in the Jurisdiction of Registration of the respective Registered Aircraft-Related Collateral, (v) certificates of insurance issued by the Company’s or the applicable Guarantor’s broker, (x) describing in reasonable detail the insurance maintained in respect of the Pledged Aircraft, (y) naming the Collateral Agent as loss payee, in the case of hull insurance, and additional insured, in the case of other insurance coverage and (z) to the extent possible and after using commercially reasonable efforts, providing that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Parity Lien Secured Parties, (vi) a written legal post-recordation opinion of the Company’s or the applicable Guarantor’s aircraft title counsel in the relevant Jurisdiction of Registration of the applicable Registered Aircraft-Related Collateral with respect to enforceability, creation, perfection of the foregoing Liens; provided that in certain Jurisdictions of Registration, where the Company or the applicable Guarantor’s aircraft title counsel is not permitted to deliver such an opinion to the Collateral Agent by operation of law, the requirement of this clause (vi) may be satisfied if the Collateral Agent is able obtain such opinions from its aircraft title counsel for the applicable jurisdiction and (vii) evidence of payment by the Company of all premiums, search and examination charges and related charges, filing or recording taxes, fees, charges, costs and expenses required for the recording of the Liens referred to above. Promptly after the date hereof, but in any event no later than 60 days after the Issue Date, the Company and the Guarantors will provide perfected Liens upon the Collateral other than the Pledged Aircraft and Registered Aircraft-Related Collateral to the extent that after the use of commercially reasonable efforts (as determined in good faith by an Officer of the Company), the Company or the applicable Guarantor is not able to provide such perfected Liens on the Issue Date (other than Collateral the Liens on which can be perfected through the filing of UCC-1 statements), and notwithstanding anything to the contrary contained herein or any other Note Document, the Company and the Guarantors need not provide such perfected Lien on the Issue Date.

(b) For all purposes of the foregoing and any other provision of the Note Documents, if a Pledged Aircraft is operated by a lessee and is registered in Canada, the Collateral Agent’s Lien on such Pledged Aircraft and other related Registered Aircraft-Related Collateral shall be deemed to be a perfected Lien in respect of the airframe only if the international interest created by the mortgage granted by the owner of the Pledged Aircraft in favor of the Collateral Agent is registered at the International Registry. The perfection of a security interest in the remaining Collateral that constitutes a Pledged Aircraft and any other related Registered Aircraft-Related Collateral registered in Canada will be deemed to be perfected by the filing of a UCC-1 financing statement, naming the owner of the Pledged Aircraft as the debtor.

(c) In respect of Pledged Aircraft, no party to any lease thereof shall be required to subordinate its interest in such lease to the Collateral Agent’s Lien or shall be required to consent to such subordination whether on a local registry or on the International Registry or otherwise, and the parties to any such lease may, but shall not be required to, file any such lease in the local or other registries at their option or register their international interests and other interests on the International Registry based on any such lease and related instruments.

(d) Notwithstanding anything to the contrary contained herein or any other Note Document, if, after the exercise of commercially reasonable efforts, the Company or the applicable Guarantor is not able to deliver any curative documentation that would support the removal from an aircraft title opinion of exceptions to title to Pledged Aircraft or Registered Aircraft-Related Collateral by the Post-Closing Aircraft Liens Perfection Date by reason of a title defect, the Company and the relevant Guarantor shall not be obligated to deliver any such curative documentation, to the extent that the potential reduction in value with respect to all Pledged Aircraft and Registered Aircraft-Related Collateral as a result of such title exceptions does not exceed $25,000,000 in the aggregate (1) based on the impact on fair market value of such title exceptions as they relate to the airframe constituting the relevant Pledged Aircraft and (2) with respect to Engine title exceptions, the fair market value of such title exceptions as they relate to each affected such Engine constituting the relevant Registered Aircraft-Related Collateral. The term “fair market value” as used in this clause (d) shall be as defined in the definition of Aircraft Collateral Value Ratio.

SECTION 13.03 After Acquired Collateral; Further Assurances

(a) From and after the Issue Date and subject to certain limitations and exceptions, if property (other than Excluded Assets) (x) is acquired by the Company or any Guarantor (whether acquired by an existing Guarantor or a Restricted Subsidiary that becomes a Guarantor (including a newly created or acquired Subsidiary), acquired from an Affiliate or a third-party seller or under contract for purchase or construction on the Issue Date) or (y) ceases to constitute Excluded Assets, in each case, that is not automatically subject to a perfected security interest under the Security Documents, then the Company or Guarantor will, as soon as reasonably practicable and in any event within 90 days after such property’s acquisition or it no longer being an Excluded Asset or such person becoming a Guarantor, grant Liens on such property in favor of the Collateral Agent (and, to the extent such grant would require the execution and delivery of a Security Document, the Company or such Guarantor shall execute and deliver such Security Document on substantially the same terms as the Security Documents covering Collateral owned by the Company and Guarantors on the Issue Date). The foregoing notwithstanding, the Company and Guarantors shall not be required to grant Liens on aircraft and property of the type that would be Aircraft-Related Collateral acquired following the Issue Date.

(b) Except as otherwise provided herein, the Company and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Parity Lien Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any acquired property or other property required by this Indenture or any Security Document to become, Collateral after the Issue Date or Post-Closing Aircraft Liens Perfection Date, as applicable), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents, and in connection with any merger, consolidation or sale of assets of the Company or any Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company or any Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Company or such Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Security Documents.

(c) Without limiting the foregoing, at any time and from time to time, the Company and each of the Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, financing statements, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Security Documents for the benefit of the Parity Lien Secured Parties; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Company and the Guarantors than the Parity Lien Documents executed and delivered (or required to be executed and delivered after the date of this Indenture, including pursuant to Section 13.02) by the Company and the Guarantors in connection with the Issue Date.

(d) Notwithstanding anything to the contrary contained herein or in any other Note Document, Liens on the Collateral will not be required to be perfected if such Liens cannot be perfected by filing of UCC-1 statements (including with respect to commercial tort claims), the recording or filing of aircraft security agreements (or the making of registrations on the International Registry) or supplements thereto, or the delivery of certificates evidencing Capital Stock or promissory notes. The pledged Capital Stock owned by the Company and the Guarantors shall only be required to be pledged pursuant to Security Documents governed by the laws of the State of New York.

(e) Notwithstanding anything herein or in the Note Documents to the contrary, neither the Company nor any Guarantor will be required to grant a security interest in, and the Collateral shall not include, any Excluded Asset.

(f) The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

(g) Aircraft Substitutions shall be permitted after the Issue Date so long as the Company or the Guarantor that is the owner and pledgor of the Eligible Aircraft being substituted satisfies the conditions with respect thereto, as if such Eligible Aircraft had been a Pledged Aircraft on the Issue Date or the Applicable Post-Closing Aircraft Liens Perfection Date, as applicable, contemporaneously with the consummation of such Aircraft Substitution and takes such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Article XIII and the Security Documents had the substituted Eligible Aircraft been a Pledged Aircraft on the Issue Date or the Applicable Post- Closing Aircraft Liens Perfection Date, as applicable.

(h) To the extent any grant of security required hereby would require the execution and delivery of a Security Document, the Company or such Guarantor shall execute and deliver such Security Document, together with related certificates and opinions with respect thereto, on substantially the same terms as the Security Documents covering Collateral owned by the Company and Guarantors on the Issue Date or the Applicable Post-Closing Aircraft Liens Perfection Date, as applicable (in the case of aircraft and Aircraft-Related Collateral, with such changes as may be necessary, advisable or appropriate to reflect the Jurisdiction of Registration of the applicable aircraft).

SECTION 13.04 The Collateral Agency Agreement

This Article XIII and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Agency Agreement. The Company and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Agency Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. Each Holder of Notes, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Agency Agreement, (b) authorizes and instructs the Trustee to enter into the Collateral Agency Agreement and (c) authorizes and instructs the Collateral Agent on behalf of each Holder to enter into the Collateral Agency Agreement as Collateral Agent on behalf of such Holders.

SECTION 13.05 Release of Liens in Respect of Notes

The Collateral Agent’s Liens upon the Collateral will no longer secure the Notes or any other Notes Obligations, and the right of the Holders of the Notes to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be released:

(a) upon payment in full of principal, interest and all other Obligations on the Notes or satisfaction and discharge of this Indenture pursuant to Article XII or Legal Defeasance or Covenant Defeasance in accordance with Article IX;

(b) upon release of a Subsidiary Guarantee (with respect to the Liens securing such Subsidiary Guarantee granted by such Guarantor and to the extent the Capital Stock is no longer owned directly by the Company or a Restricted Subsidiary, immediately after giving effect to the transaction or transactions giving rise to the relevant Subsidiary Guarantee release, the Liens on the Capital Stock of such Guarantor);

(c) in connection with any disposition of Collateral to any Person that is not (immediately before or immediately after such sale, transfer or disposition) the Company or any of its Restricted Subsidiaries that is permitted by this Indenture (with respect to the Lien on such Collateral);

(d) as to any Collateral that is the subject of an Aircraft Substitution or is a Relinquished Engine or that becomes an Excluded Asset;

(e) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(f) in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with the provisions described under Article X.

In addition, the Collateral Agent’s Liens on the Collateral will terminate and be released in accordance with Section 7 of the Collateral Agency Agreement.

Each of the releases described in clauses (a) through (e) shall be effected by the Collateral Agent without the consent of the Holders or any action on the part of the Trustee, but upon delivery to the Collateral Agent of an Officer’s Certificate to the effect that such release complies with the terms of this Indenture. Upon compliance by the Company or any Guarantor, as the case may be, with the conditions precedent required by this Indenture and the Collateral Agency Agreement, the Collateral Agent shall promptly cause the released Collateral to be released and re-conveyed to the Company or the Guarantor, as the case may be and shall timely execute such releases of Liens and aircraft security agreement supplements as are required by this Indenture and the other Security Documents to evidence such release.

SECTION 13.06 Collateral Agent

(a) The Collateral Agent will hold (directly or through co-trustees or agents) and, subject to the terms of the Collateral Agency Agreement, will be entitled to enforce all Liens on the Collateral created by the Security Documents.

(b) Except as provided in the Collateral Agency Agreement or as directed by an Act of Parity Lien Debtholders in accordance with the Collateral Agency Agreement, the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person;

(ii) to foreclose upon or otherwise enforce any Lien; or

(iii) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

BRISTOW GROUP INC., as Company

By:	/s/ Jennifer D. Whalen
	Name:	Jennifer D. Whalen
	Title:	Senior Vice President and Chief
Financial Officer

BRISTOW HOLDINGS U.S. INC., as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

BHNA HOLDINGS INC., as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

BRISTOW HELICOPTERS INC., as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

BRISTOW U.S. LEASING LLC, as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

Signature Page to Indenture

BRISTOW U.S. LLC, as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Manager

ERA AERÓLEO LLC, as Guarantor

By:	/s/ Justin D. Mogford
	Name:	Justin D. Mogford
	Title:	President and Treasurer

AERÓLEO INTERNACIONAL, LLC, as Guarantor

By:	/s/ Justin D. Mogford
	Name:	Justin D. Mogford
	Title:	President and Treasurer

ERA HELICOPTERS, LLC, as Guarantor

By:	/s/ Justin D. Mogford
	Name:	Justin D. Mogford
	Title:	President and Treasurer

ERA LEASING LLC, as Guarantor

By:	/s/ Justin D. Mogford
	Name:	Justin D. Mogford
	Title:	President and Treasurer

BRISTOW U.S. HOLDINGS LLC, as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

Signature Page to Indenture

BL US HOLDINGS LLC, as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

BRISTOW HOLDINGS COMPANY LTD., as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

BRISTOW HOLDINGS COMPANY LTD. III, as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

BRISTOW CAYMAN LTD., as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

BRILOG LEASING LTD., as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

BRISTOW EQUIPMENT LEASING LTD., as Guarantor

By:	/s/ Grant Newman
	Name:	Grant Newman
	Title:	Vice President and Treasurer

Signature Page to Indenture

BRISTOW CANADIAN REAL ESTATE COMPANY INC., as Guarantor

By:	/s/ David Stepanek
	Name:	David Stepanek
	Title:	President and Secretary

BRISTOW CANADA HOLDINGS INC., as Guarantor

By:	/s/ David Stepanek
	Name:	David Stepanek
	Title:	President and Secretary

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent
By:	/s/ Laurel Casasanta
	Name:	Laurel Casasanta
	Title:	Vice President

Signature Page to Indenture

Exhibit A

[FORM OF FACE OF NOTE]

[Global Note Legend]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[Insert Private Placement Legend]

[2]	Insert if this Note is a Global Note.

No.	$

CUSIP No.

ISIN No.

6.875% Senior Secured Note due 2028

Bristow Group Inc., a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on March 1, 2028 [or such greater or lesser amount as may be indicated on Schedule A hereto].3

Interest Payment Dates: March 1 and September 1.

Record Dates: February 15 and August 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

[3]	If this Note is a Global Note, add this provision.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BRISTOW GROUP INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that
this is one of the Notes
referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

6.875% Senior Secured Note due 2028

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Bristow Group Inc., a Delaware corporation (the “Company”), promises to pay interest on the unpaid principal amount of this Note at 6.875% per annum. The Company will pay interest semi-annually in arrears on March 1 and September 1 of each year, commencing [ ], or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate equal to the then applicable interest rate on the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 3.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest, premium and Additional Amounts, if any, at the corporate trust office or agency of the Trustee, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which hold at least $10 million principal amount of Notes and shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the Interest Payment Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, the corporate trust office or agency of U.S. Bank National Association, the Trustee under the Indenture, in Hartford, Connecticut will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

4. Indenture. The Company issued the Notes under the Indenture, dated as of February 25, 2021 (the “Indenture”), among the Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. In the event of a conflict between this Note and the Indenture, the Indenture shall govern.

5. Optional Redemption. The Notes are redeemable as provided in Section 4.08 of the Indenture.

6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or repurchase the Notes at the option of the Holder.

7. Repurchase at Option of Holder.

(a) If a Change of Control Trigger Event occurs, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following a Change of Control Trigger Event, the Company will send a notice (including by electronic transmission) to each Holder and the Trustee describing the transaction that constitutes the Change of Control Trigger Event and setting forth the procedures governing the Change of Control Offer as required by Section 5.15 of the Indenture.

(b) On the 366th day or 546th day, as applicable, after an Asset Sale or a Collateral Disposition (or, at the Company’s option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an Asset Sale Offer pursuant to Section 5.10 of the Indenture to all Holders of Notes and as provided therein, certain other Indebtedness. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. Notice of Redemption. Notice of optional redemption will be given at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, except as provided in the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes). Without the consent of any Holder of a Note, the Indenture, the Notes and the Security Documents may be amended or supplemented with respect to certain matters as specified in the Indenture.

12. Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the preceding sentence, in the case of an Event of Default arising from clause (h) or (i) of Section 7.01 of the Indenture, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of the Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except as provided in the Indenture) have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

13. Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

14. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any of their respective Affiliates with the same rights it would have if it were not the Trustee.

15. No Recourse Against Others. No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Note has been authenticated under the Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers and corresponding “ISIN” numbers to be printed on the Notes and the Trustee may use “CUSIP” numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption. Reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

19. Governing Law. THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. Guarantees; Security. The Company’s obligations under the Notes and the Indenture will be guaranteed by the Guarantors as provided in the Indenture. The obligations of the Company and the Guarantors under the Notes, the Subsidiary Guarantees and the Indenture are secured by Liens on the Collateral as described in the Indenture, pursuant to the Collateral Agency Agreement and the Security Documents, each as defined in the Indenture.

21. Successor Corporation. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations to the extent provided in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Bristow Group Inc.

3151 Briarpark Drive

Suite 700

Houston, Texas 77042

Attention: General Counsel

Fax No.: (713) 267-7620

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                             (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint(s) agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.10 or 5.15 of the Indenture, check the box below:

☐ Section 5.10	☐ Section 5.15

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 5.10 or Section 5.15 of the Indenture, state the amount (must be a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) you elect to have purchased:

$

Dated:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

[TO BE ATTACHED TO GLOBAL NOTE]

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Bristow Group Inc.

3151 Briarpark Drive

Suite 700

Houston, Texas 77042

Attention: Chief Financial Officer

U.S. Bank National Association

West Side Flats

60 Livingston Avenue

St. Paul, MN 55107

Attention: Transfer Unit

Re: 6.875% Senior Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of February 25, 2021 (the “Indenture”), among Bristow Group Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐    Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to an in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.    ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.    ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐    such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)    ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    ☐    such Transfer is being effected pursuant to and in accordance with another exemption from registration under the Securities Act and complies with all transfer restrictions applicable thereto in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE]

a beneficial interest in the:

(i)    ☐    QIB Global Note (CUSIP ), or

(ii)    ☐     Regulation S Global Note (CUSIP )

2. After the Transfer the Transferee will hold:

[CHECK ONE]

a beneficial interest in the:

(i)    ☐    QIB Global Note (CUSIP ), or

(ii)    ☐    Regulation S Global Note (CUSIP )

in accordance with the terms of the Indenture.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Bristow Group Inc.

3151 Briarpark Drive

Suite 700

Houston, Texas 77042

Attention: Chief Financial Officer

U.S. Bank National Association

West Side Flats

60 Livingston Avenue

St. Paul, MN 55107

Attention: Transfer Unit

Re: 6.875% Senior Secured Notes due 2028

(CUSIP )

Reference is hereby made to the Indenture, dated as of February 25, 2021 (the “Indenture”), among Bristow Group Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                          in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] QIB Global Note/[ ] Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant

C-1

to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

C-2